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                                                                     EXHIBIT 4.3

                    FORM OF GLOBALSANTAFE 401(k) SAVINGS PLAN

               (Amended and Restated Effective as of July 1, 2002)

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                    FORM OF GLOBALSANTAFE 401(k) SAVINGS PLAN

                  (Amended and Restated Effective July 1, 2002)

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ARTICLE I         DEFINITIONS..................................................2
1.1               2001 Plan....................................................2
1.2               Account......................................................2
1.3               Affiliate....................................................2
1.4               After-Tax Contributions......................................2
1.5               After-Tax Contribution Account...............................2
1.6               Annuity Starting Date........................................2
1.7               Beneficiary..................................................2
1.8               Benefits Executive Committee.................................2
1.9               Borrower.....................................................2
1.10              Business Day.................................................2
1.11              Catch-Up Contributions.......................................2
1.12              Catch-Up Contribution Account................................2
1.13              Claims Administrator.........................................3
1.14              Code.........................................................3
1.15              Committee....................................................3
1.16              Company......................................................3
1.17              Compensation.................................................3
1.18              Contribution.................................................3
1.19              Disability...................................................3
1.20              ERISA........................................................3
1.21              Effective Date...............................................3
1.22              Employee.....................................................3
1.23              Employer.....................................................4
1.24              Employer Contribution........................................4
1.25              Employer Contribution Account................................4
1.26              Employment Year..............................................4
1.27              Fiduciaries..................................................4
1.28              GlobalSantaFe Investment Savings & Profit Sharing Plan.......4
1.29              GlobalSantaFe Stock..........................................4
1.30              Hour of Service..............................................4
1.31              Income of the Trust Fund.....................................5
1.32              Investment Fund..............................................5
1.33              IS/PS Trust Fund.............................................5
1.34              Joint and 50% Survivor Annuity...............................5
1.35              Leased Employee..............................................5
1.36              Matching Contribution........................................6
1.37              Matching Contribution Account................................6
1.38              Non-Resident Matching Contribution...........................6
1.39              Non-Resident Matching Contribution Account...................6
1.40              Non-Resident Participant.....................................6

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1.41              Participant..................................................6
1.42              Pension Offset Account.......................................6
1.43              Plan.........................................................6
1.44              Plan Year....................................................6
1.45              Pre-Retirement Survivor Annuity..............................6
1.46              Pre-Tax Contributions........................................6
1.47              Pre-Tax Contribution Account.................................6
1.48              Prior Employer After-Tax Account.............................7
1.49              Prior Employer Matching Account..............................7
1.50              Rollover.....................................................7
1.51              Rollover Account.............................................7
1.52              Service......................................................7
1.53              Trust Agreement..............................................7
1.54              Trust Fund...................................................7
1.55              Trustee......................................................7
1.56              United States Payroll........................................7
1.57              Valuation Date...............................................7

ARTICLE II        ADMINISTRATION AND FIDUCIARY MATTERS OF THE PLAN.............9
2.1               Appointment of Committees....................................9
2.2               Records of Committee.........................................9
2.3               Committee Action.............................................9
2.4               Committee Disqualification...................................9
2.5               Committee Compensation, Expenses and Advisers...............10
2.6               Committee Liability.........................................10
2.7               Committee Determinations....................................10
2.8               General Powers of Committee.................................11
2.9               Allocation of Responsibility Among Fiduciaries
                  for Plan and Trust Administration...........................11
2.10              Annual Audit................................................11

ARTICLE III       PARTICIPATION...............................................12
3.1               Participation...............................................12
3.2               Participants to Furnish Required Information................12
3.3               Termination of Participation; Participation
                  upon Reemployment...........................................12

ARTICLE IV        CONTRIBUTIONS AND FORFEITURES...............................13
4.1               Employer Contributions......................................13
4.2               Pre-Tax Contributions.......................................13
4.3               After-Tax Contributions.....................................15
4.4               Deferral Elections..........................................15
4.5               Refunds to Employer.........................................15
4.6               Funding Policy..............................................16
4.7               Rollovers...................................................16

ARTICLE V         ACCOUNTS OF PARTICIPANTS....................................17
5.1               Individual Accounts.........................................17

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5.2               Account Adjustments.........................................17
5.3               Maximum Annual Additions....................................18
5.4               Valuation of Trust Fund.....................................23
5.5               Recognition of Different Investment Funds...................23

ARTICLE VI        PARTICIPANTS' BENEFITS......................................24
6.1               Termination of Service......................................24
6.2               Death of Participants.......................................24
6.3               Beneficiaries in the Event of Death.........................24
6.4               Qualified Election..........................................24
6.5               Valuation Dates Determinative of Participants' Rights.......25
6.6               Hardship Withdrawals........................................25
6.7               Special Withdrawals After Attainment of Age 59 1/2..........26
6.8               Loans.......................................................26
6.9               Voluntary Withdrawals.......................................28

ARTICLE VII       PAYMENT OF BENEFITS.........................................30
7.1               Payment of Benefits.........................................30
7.2               Pension Offset Account......................................31
7.3               Presenting Claims for Benefits..............................33
7.4               Claims Review Procedure.....................................34
7.5               Disputed Benefits...........................................36
7.6               Rollover Distribution.......................................36
7.7               Minimum Distribution Requirements...........................37

ARTICLE VIII      TRUST AGREEMENT AND TRUST FUND..............................39
8.1               Trust Agreement.............................................39
8.2               Investment Funds............................................39
8.3               Investment Directions of Participants.......................39
8.4               Change of Investment Directions.............................39
8.5               Voting of GlobalSantaFe Stock; Exercise of Other Rights.....39
8.6               Limitations on Insiders.....................................40
8.7               Compliance with Exchange Act Rule 10(b)(18).................40
8.8               Benefits Paid Solely from Trust Fund........................40
8.9               Authority to Designate Investment Manager...................41

ARTICLE IX        ADOPTION OF PLAN BY AFFILIATES; SEPARATION OF THE
                  TRUST FUND; AMENDMENT AND TERMINATION OF THE PLAN;
                  AND DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST
                  FUND........................................................42
9.1               Adoption of Plan by Affiliates..............................42
9.2               Effect of Adoption..........................................42
9.3               Separation of the Trust Fund................................42
9.4               Voluntary Separation........................................43
9.5               Amendment of the Plan.......................................43
9.6               Acceptance or Rejection of Amendment by Employers...........43
9.7               Termination of the Plan.....................................43

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9.8               Liquidation and Distribution of Trust Fund
                  upon Termination............................................44
9.9               Effect of Termination or Discontinuance of
                  Contributions...............................................44
9.10              Merger of Plan with Another Plan............................44

ARTICLE X         MISCELLANEOUS PROVISIONS....................................46
10.1              Terms of Employment.........................................46
10.2              Controlling Law.............................................46
10.3              Invalidity of Particular Provisions.........................46
10.4              Non-alienability of Rights of Participants..................46
10.5              Payments in Satisfaction of Claims of Participants..........46
10.6              Impossibility of Diversion of Trust Fund....................46
10.7              Unclaimed Benefits..........................................47

ARTICLE XI        TOP-HEAVY PLAN REQUIREMENTS.................................48
11.1              General Rule................................................48
11.2              Minimum Contribution Provisions.............................48
11.3              Limitation on Compensation..................................49
11.4              Coordination with Other Plans...............................49
11.5              Distributions to Certain Key Employees......................49
11.6              Determination of Top-Heavy Status...........................49
11.7              Modification of Top-Heavy Rules.............................53

ARTICLE XII       TESTING OF CONTRIBUTIONS....................................54
12.1              Definitions.................................................54
12.2              Actual Deferral Percentage..................................55
12.3              Actual Deferral Percentage Limits...........................55
12.4              Reduction of Pre-Tax Contribution Rates by
                  Leveling Method.............................................56
12.5              Increase in Pre-Tax Contribution Rates......................56
12.6              Excess Pre-Tax Contributions................................56
12.7              Contribution Percentage.....................................58
12.8              Contribution Percentage Limits..............................58
12.9              Treatment of Excess Aggregate Contributions.................59
12.10             Safe Harbor Provisions......................................61

                    FORM OF GLOBALSANTAFE 401(k) SAVINGS PLAN

               (Amended and Restated Effective as of July 1, 2002)

                Effective as of January 1, 1987, Global Marine Corporate Services Inc., a California corporation (the "Company"), established the Global Marine Savings Incentive Plan (the "1987 Plan") for the benefit of its eligible employees and retained the right to amend the 1987 Plan under Section 9.5 thereof. The 1987 Plan was amended and restated effective October 1, 1995 (the "1995 Plan").

                The Company established the Global Marine Savings Incentive Plan Trust Agreement by agreement effective January 1, 1987, between the Company and Chemical Bank, Trustee, and as amended (the "1987 Trust"). The 1987 Trust was amended and restated effective April 1, 1994, between the Company and Fidelity Management Trust Company (the "Prior Trust Agreement"). The Prior Trust was amended and restated effective July 1, 2002 and, as such, is intended to constitute a part of the Plan as set forth herein.

                Effective as of October 1, 1995, the Board of Directors of the Company authorized the amendment, restatement and continuation of the Global Marine Savings Incentive Plan to consolidate the amendments to the 1987 Plan and to make certain other changes therein.

                In 2001, Global Marine Inc. and Santa Fe International Corporation entered into a business combination, pursuant to which Global Marine Inc. and the Company became indirect, wholly-owned subsidiaries of GlobalSantaFe Corporation (the "Merger"). In connection therewith, the Company was renamed GlobalSantaFe Corporate Services Inc. The 1995 Plan was renamed the GlobalSantaFe Savings Incentive Plan (the "Prior Plan") and was amended and restated effective as of November 20, 2001 to incorporate terms resulting from the Merger and to provide for changes required by the Retirement Protection Act of 1994 under the General Agreement on Tariffs and Trades, the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, the Tax Reform Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000.

                Effective as of July 1, 2002, the Prior Plan was renamed the GlobalSantaFe 401(k) Savings Plan and restated in the form of the plan set forth herein (the "Plan") as part of a merger of the Prior Plan with the GlobalSantaFe Investment Savings and Profit Sharing Plan and in order to provide certain changes under the Economic Growth and Tax Reconciliation Act of 2001.

                The Plan and Trust Agreement are intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, and of the Employee Retirement Income Security Act of 1974, as either may be amended from time to time.

                NOW, THEREFORE, the Company hereby amends, restates in its entirety and continues the GlobalSantaFe 401(k) Savings Plan as follows:

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                                    ARTICLE I

                                   DEFINITIONS

                As used in this Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:

        1.1 2001 Plan: The GlobalSantaFe Savings Incentive Plan as amended and restated effective as of November 19, 2001.

        1.2 Account: Any of the accounts (other than a "Loan Account") maintained for a Participant pursuant to Section 5.1, or all such accounts collectively, as the context requires.

        1.3 Affiliate: A corporation or other trade or business which, together with the Company or an Employer, is "under common control" within the meaning of Section 414(b) or (c), as modified by Section 415(h) of the Code; any organization (whether or not incorporated) which, together with the Company or an Employer, is a member of an "affiliated service group" within the meaning of
Section 414(m) of the Code; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

        1.4 After-Tax Contributions: The amount contributed by a Participant from his or her Compensation as an "After Tax Contribution" pursuant to Section 4.3.

        1.5 After-Tax Contribution Account: The account maintained for a Participant to record After-Tax Contributions made by a Participant and adjustments related thereto.

        1.6 Annuity Starting Date: The first day of the first period for which the balance of a Participant's Pension Offset Account, if any, is paid as an annuity pursuant to Section 7.2.

        1.7 Beneficiary: A Participant's spouse, or such other natural person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, entitled to receive a Participant's death benefits, as provided in Section 6.3 hereof.

        1.8 Benefits Executive Committee: The Benefits Executive Committee of the Company.

        1.9     Borrower: A Borrower as defined in Section 6.8 of this Plan.

        1.10 Business Day: Any day on which the New York Stock Exchange is open for trading.

        1.11 Catch-Up Contributions: The amount deferred by a Participant from his or her Compensation as a "Catch-Up Contribution," pursuant to Section 4.2.

        1.12 Catch-Up Contribution Account: The account maintained for a Participant to record the Catch-Up Contributions made by the Employer to the Trust Fund, and any adjustments related thereto.

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        1.13    Claims Administrator: The individual, committee or entity
designated, pursuant to Section 7.3, to act as "Claims Administrator" for this Plan and to perform the duties described in Article VII hereunder.

        1.14 Code: The Internal Revenue Code of 1986, as amended from time to time.

        1.15 Committee: The Benefits Administrative Committee appointed by the Company to act as administrator of this Plan and to perform the duties described in Article II hereof.

        1.16 Company: GlobalSantaFe Corporate Services Inc., a California corporation, its predecessors and successors.

        1.17 Compensation: The regular salary and wages paid to a Participant by an Employer, including overtime payments, non-exempt sick pay, vacation pay, jury duty, military leave, bereavement pay, non-exempt personal days, and also including any Participant deferrals made in regard to Code Sections 402(g)(3), 125 or 132(f)(4). Compensation shall not include compensation received for extended travel payments, foreign service premiums, contract fulfillment payments, bonuses, insurance premiums, area living and similar allowances, expense accounts and reimbursements for expenses, reimbursements of foreign income taxes, social benefits under foreign laws or regulations, housing allowances, school tuition allowances, any form of payment or compensation pursuant to a nonqualified incentive plan of an Employer, any form of irregular or extra compensation (except as included above), or contributions under any benefit plans, including pension and other retirement benefit plans, but Compensation shall include Pre-Tax or Catch-Up Contributions to this Plan. Notwithstanding anything herein to the contrary, in no event shall the Compensation taken into account under the Plan for any Employee exceed $200,000 or such other dollar amount as may be prescribed by the Secretary of the Treasury or his or her delegate.

        1.18 Contribution: Any amount contributed to the Trust Fund pursuant to (i) the provisions of this Plan, whether incident to the original adoption of this Plan and the establishment of the Trust Fund, or at any time subsequent thereto, by an Employer, or by a Participant out of his or her Compensation or
(ii) as a result of the merger of this Plan with the GlobalSantaFe Investment Savings & Profit Sharing Plan.

        1.19 Disability: A disability which results in the Participant (i) receiving benefits under his or her Employer's long-term disability plan or (ii) being placed on an unpaid medical leave of absence from his or her Employer in accordance with that Employer's procedures established for such purpose.

        1.20 ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

        1.21 Effective Date: July 1, 2002, except as otherwise provided in specific provisions of the Plan.

        1.22 Employee: An employee of an Employer; provided, however, that the term "Employee" does not include any person who is covered by a collective bargaining agreement unless such agreement specifically provides that the employees covered thereunder may participate in the Plan. The term "Employee" also includes individuals who are Leased Employees.

        1.23 Employer: The Company, its predecessors and successors, and each Affiliate considered an "Employer" pursuant to the provisions of Article IX hereof, and the successors, if any, to such Affiliate for so long as the successor is considered an Employer pursuant to Article IX.

        1.24 Employer Contribution: The amount contributed by the Employer to the Trust Fund as a Matching Contribution and/or a Non-Resident Matching Contribution, pursuant to Section 4.1.

        1.25 Employer Contribution Account: A reference to a Participant's Matching Contribution Account and/or a Non-Resident Participant's Non-Resident Matching Contribution Account, as applicable.

        1.26 Employment Year: A twelve (12) consecutive-month period commencing on the Employee's date of employment or on any anniversary of such employment date.

        1.27 Fiduciaries: The Employer, the Committee, the Benefits Executive Committee, and the Trustee and any other person designated as a fiduciary with respect to the Plan or Trust Agreement, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in
Section 2.9 hereof. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

        1.28 GlobalSantaFe Investment Savings & Profit Sharing Plan: The Santa Fe Investment Savings & Profit Sharing Plan, as effective April 1, 1986, as amended and restated January 1, 2001, and as thereafter amended and restated in the form of the GlobalSantaFe Investment Savings & Profit Sharing Plan, as of November 20, 2001, and as subsequently amended. Effective July 1, 2002, the GlobalSantaFe Investment Savings & Profit Sharing Plan was merged into this Plan.

        1.29    GlobalSantaFe Stock: Ordinary shares of GlobalSantaFe
Corporation.

        1.30 Hour of Service: For purposes of determining an Employee's period of Service:

                (a) Each hour for which an Employee is paid, or entitled to payment, (i) for the performance of duties for an Employer or Affiliate during the applicable computation period (each such hour to be credited for the computation period in which the Employee performed the duties), and (ii) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence (each such hour to be credited for the computation period during which the Employee was absent). Hours of Service shall be credited for payments whether made by or due from the Employer or Affiliate directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer or Affiliate contributes or pays premiums, and regardless of whether contributions made are due to the trust fund, insurer or other entity or for the benefit of particular employees or on behalf of a group of employees in the aggregate. No Hours of Service shall be credited for payments made or due under a plan maintained solely for the purpose of complying with the applicable workmen's compensation, "Jones Act," or unemployment compensation or disability laws, or which solely reimburse an Employee for medical or medically related expenses incurred by the Employee.

                (b) Each hour for which credit is not otherwise given with respect to which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or Affiliate (each such hour to be credited for the computation period with respect to which the back pay award or agreement pertains).

To the extent not otherwise provided in this section, Hours of Service shall be determined or credited in accordance with Department of Labor Regulations, Sections 2530.200b-2(b) and (c).

                Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member.

                Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n).

        1.31 Income of the Trust Fund: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities and other investment transactions and expenses paid from the Trust Fund.

        1.32 Investment Fund: One or more investment alternatives designated by the Benefits Executive Committee pursuant to the Plan and Trust Agreement in which Accounts held under the Trust Fund may be invested.

        1.33 IS/PS Trust Fund: The assets of that certain trust maintained pursuant to the terms of the GlobalSantaFe Investment Savings & Profit Sharing Plan.

        1.34 Joint and 50% Survivor Annuity: The form of "Joint and 50% Survivor Annuity" described in Section 7.2(b).

        1.35 Leased Employee: Each person who is not an employee of the Employer or an Affiliate but who performs services for the Employer or an Affiliate pursuant to a leasing agreement (oral or written) between the Employer or an Affiliate and any leasing organization, provided that such person has performed such services for the Employer or an Affiliate or for related persons (within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or an Affiliate. The term "Leased Employee" shall also include any individual who is deemed to be an employee of the Employer under Section 414(o) of the Code.

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Notwithstanding the preceding sentences, the term "Leased Employee" shall not include any individual who is described in Section 414(n)(5) of the Code.

        1.36 Matching Contribution: The amount contributed by the Employer to the Trust Fund as a "Matching Contribution," pursuant to Section 4.1.

        1.37 Matching Contribution Account: The account maintained for a Participant to record his or her share of Matching Contributions, and adjustments relating thereto.

        1.38 Non-Resident Matching Contribution: The amount contributed by the Employer to the Trust Fund as a "Non-Resident Matching Contribution" pursuant to Section 4.1.

        1.39 Non-Resident Matching Contribution Account: The account maintained for a Non-Resident Participant to record his or her share of Non-Resident Matching Contributions, and adjustments relating thereto.

        1.40 Non-Resident Participant: A Participant who is a non-resident alien who has no "earned income" (within the meaning of Section 911(d)(2) of the Code) from an Employer which constitutes income from U.S. sources within the United States (within the meaning of Section 861(a)(3) of the Code).

        1.41    Participant: An Employee who, pursuant to the provisions of
Article III hereof, is participating in the Plan.

        1.42 Pension Offset Account: The account maintained for a Participant to record contributions, forfeitures, income, expenses, gains and losses related thereto, if any, in a Participant's Pension Offset Account, if any, under the GlobalSantaFe Investment Savings & Profit Sharing Plan and which, as of the Effective Date, was transferred to the Trust Fund from the IS/PS Trust on behalf of such Participant. Each Participant's Pension Offset Account, if any, shall be fully vested and nonforfeitable at all times.

        1.43 Plan: The GlobalSantaFe 401(k) Savings Plan set forth herein, and as amended from time to time.

        1.44 Plan Year: The calendar year commencing January 1st and ending December 31st.

        1.45 Pre-Retirement Survivor Annuity: An immediate annuity for the life of the Participant's spouse, purchased with 100% of the Participant's Pension Offset Account Balance as of the date of death, subject to applicable adjustments and allocations.

        1.46 Pre-Tax Contributions: The amount deferred by a Participant from his or her Compensation as "Pre-Tax Basic Contributions" and "Pre-Tax Excess Contributions" pursuant to Section 4.2.

        1.47 Pre-Tax Contribution Account: The account maintained for a Participant to record the Pre-Tax Contributions made on the Participant's behalf by the Employer to the Trust Fund, and adjustments relating thereto.

        1.48 Prior Employer After-Tax Account: The account maintained for a Participant to record the amount of after-tax contributions, income, expenses, gains, and losses related thereto, if any, made to a Participant's Pre 87 After Tax Savings Account or Post 86 After Tax Savings Account, if any, established under the GlobalSantaFe Investment Savings & Profit Sharing Plan and which, as of the Effective Date, was transferred to the Trust Fund from the IS/PS Trust Fund on behalf of such Participant. Each Participant's Prior Employer After-Tax Account, if any, shall be fully vested and nonforfeitable at all times.

        1.49 Prior Employer Matching Account: The account maintained for a Participant to record the amount of matching contributions, income, expenses, gains and losses related thereto, if any, made to a Participant's Company Contribution Account, if any, established under the GlobalSantaFe Investment Savings & Profit Sharing Plan and which, as of the Effective Date, was transferred to the Trust Fund from the IS/PS Trust Fund on behalf of such Participant. Each Participant's Prior Employer Matching Account, if any, shall be fully vested and nonforfeitable at all times.

        1.50 Rollover: A "Rollover" shall be the taxable portion of any distribution to an Employee of all or any portion of the balance to the credit of the Employee from a qualified trust under Code Section 501(a) which is a part of a plan qualified under Code Section 401(a), except that a Rollover shall not include (i) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Employee or for the joint lives (or joint life expectancies) of the Employee and the Employee's designated beneficiary, or for a specified period of ten (10) years or more, (ii) any distribution to the extent it is required under Code Section 401(a)(9), and (iii) any hardship distribution. Additionally, a Rollover shall not include any distribution from a Code Section 403(a) or 403(b) annuity plan, a Code Section 457 governmental plan, or from any funds which consist wholly or in part of after-tax contributions.

        1.51 Rollover Account: The account maintained for each Participant to record Rollover contributions to the Plan pursuant to Section 4.7, and adjustments thereto.

        1.52 Service: A Participant's period of employment with any Employer or with any Affiliate, including a period of absence approved by the Employer or Affiliate.

        1.53 Trust Agreement: The Trust Agreement provided for in Article VIII hereof, as amended from time to time.

        1.54 Trust Fund: All Contributions of Employers and Participants held by the Trustee under the Trust Agreement, together with all income, profits or increments thereon.

        1.55    Trustee: The Trustee under the Trust Agreement.

        1.56 United States Payroll: A payroll system operated and originated in the United States, excluding local payrolls operating outside the United States which are denominated in U.S. dollars.

        1.57 Valuation Date: Each Business Day during the Plan Year. The last Business Day of each calendar quarter shall be the "quarterly Valuation Date."

                Words used in this Plan and in the Trust Agreement in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

                                   ARTICLE II

                ADMINISTRATION AND FIDUCIARY MATTERS OF THE PLAN

        2.1     Appointment of Committees:

                (a) The Board of Directors of the Company shall appoint the Benefits Administrative Committee (the "Committee" herein), whose members may be employees of the Company or other Employers, to act as Administrator of the Plan and Named Fiduciary under ERISA and to perform the administrative duties set forth herein. Each member of the Committee shall serve for such term as the Board of Directors of the Company may designate or until his or her death, resignation or removal by said Board. The Board of Directors of the Company shall promptly appoint successors to fill any vacancies in the Committee.

                (b) The Board of Directors of the Company shall appoint the Benefits Executive Committee (the "Benefits Executive Committee" herein), whose members may be employees of the Company or other Employers, to perform the duties of the Benefits Executive Committee related to Plan investment decisions and all other duties of the Benefits Executive Committee, as set forth herein. Each member of the Benefits Executive Committee shall serve for such term as the Board of Directors of the Company may designate or until his or her death, resignation or removal by said Board. The Board of Directors of the Company shall promptly appoint successors to fill any vacancies in the Benefits Executive Committee.

        2.2 Records of Committee: The Committee shall keep appropriate records of its proceedings and the administration of the Plan. The Committee shall make available to Participants and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as are required by ERISA.

        2.3 Committee Action: Action may be taken by the Committee at any meeting where a majority of its members are present and at any such meeting any action may be taken which shall be approved by a majority of the members present. The Committee may also take any action without a meeting that is approved by a majority of the Committee members and is evidenced by a written document signed by a member of the Committee. The Committee may delegate any of its rights, powers and duties to any one or more of its members, or to any other person, by written action as provided herein, acknowledged in writing by the delegate or delegates. Such delegation may include, without limitation, the power to execute any document on behalf of the Committee, and the Chairman of the Committee shall be agent of the Plan and the Committee for the service of legal process at the principal office of the Company in Houston, Texas.

        2.4 Committee Disqualification: A member of the Committee who may be a Participant shall not vote on any question relating specifically to himself, excluding questions related to or affecting Participants as a general class.

        2.5 Committee Compensation, Expenses and Advisers: The members of the Committee and the Benefits Executive Committee shall serve without bond (unless otherwise required by law) and without compensation for their services as such. The Committee and the Benefits Executive Committee may each respectively select, and authorize the Trustee to compensate suitably, such attorneys, agents and representatives as may be deemed necessary or advisable to the performance of its respective duties. All expenses of the Committee and/or the Benefits Executive Committee that shall arise in connection with the administration of the Plan shall be paid by the Company or by the Trustee out of the Trust Fund.

        2.6 Committee Liability: Except to the extent that such liability is created by ERISA, no member of the Committee or the Benefits Executive Committee shall be liable for any act or omission of any other member of the Committee or the Benefits Executive Committee, respectively, nor for any act or omission on his or her own part except for his or her own gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee and the Benefits Executive Committee from any and all claims, losses, damages, expenses (including counsel fees approved by such committee), and liabilities (including any amounts paid in settlement with the such committee's approval but excluding any excise tax assessed against any member or members of such committee pursuant to the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended) arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

        2.7 Committee Determinations: The Committee, on behalf of the Participants and their Beneficiaries, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

                (a) To determine all questions relating to the eligibility of Employees to become Participants, the period of Service of Participants and the Compensation of Participants;

                (b) To authorize in writing all disbursements by the Trustee from the Trust Fund;

                (c) To interpret and construe all terms, provisions, conditions and limitations of this Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan, in its discretion, in such manner and to such extent, consistent with the general terms of this Plan, as the Committee shall deem appropriate to effectuate the Plan for the greatest benefit of all parties interested in the Plan; and

                (d) To make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.

        2.8 General Powers of Committee: In addition to all other powers herein granted, and in general consistent with the provisions hereof, the Committee shall have all other rights and powers reasonably necessary to supervise and control the administration of this Plan. The determination of any fact by the Committee and the construction or interpretation placed by the Committee upon the provisions of this Plan shall be binding upon all of the Participants under this Plan, their Beneficiaries and the Employers. Benefits under this Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.

        2.9 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. In general, the Employer shall have the sole responsibility for making the Contributions provided for under Article IV. The Company shall have the sole authority to appoint and remove the Trustee, members of the Committee, and members of the Benefits Executive Committee. The Benefits Executive Committee shall have the sole authority to select available investment options under the Plan, in accordance with Code Section 404(c), and to make investment decisions regarding Participant Pension Offset Accounts, to the extent required of the Benefits Executive Committee under the Plan. The Committee shall have the sole responsibility for the administration of the Plan. Each Fiduciary may rely upon any direction, information or action of another Fiduciary as being proper under this Plan or the Trust Agreement, and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

        2.10 Annual Audit: If required by ERISA, the Committee shall engage, on behalf of all Participants, an independent Certified Public Accountant who shall conduct an annual examination of any financial statements of the Plan and Trust and of other books and records of the Plan and Trust as the Certified Public Accountant may deem necessary to enable him to form and provide a written opinion as to whether the financial statements and related schedules required to be filed with the Internal Revenue Service and/or the Department of Labor or furnished to each Participant are presented fairly and in conformity with generally accepted accounting principles.

                                   ARTICLE III

                                  PARTICIPATION

        3.1 Participation: Each Employee who, immediately prior to the Effective Date, was a Participant under the 2001 Plan or the GlobalSantaFe Investment Savings & Incentive Plan shall be a Participant in this Plan. Each other Employee shall become eligible to participate in the Plan as of any Business Day coinciding with or following his or her date of hire. An Employee who does not participate in the Plan when he or she first becomes eligible may commence such participation on any Entry Date thereafter, provided he or she is otherwise eligible hereunder. Notwithstanding any provision of this Plan to the contrary, the following individuals shall not be eligible to participate in the
Plan: (a) any person who is not on the United States Payroll of an Employer, (b) any person who is a Leased Employee, (c) any individual who is designated, compensated or otherwise classified or treated as a consultant, an independent contractor or a Leased Employee (or leased employee) by an Employer or an Affiliate, (d) persons who are on layoff status with an Employer, including individuals who may be receiving salary continuation or stand-by payments from an Employer while on layoff status, (e) any individual who is actively participating in any United Kingdom pension plan sponsored by the Employer or a subsidiary of the Employer, and (f) any independent contractor or any person (i) who is not on the Employer's payroll, as determined by the Committee in its sole discretion, (ii) who has agreed in writing to be treated as other than an Employee, or (iii) whose compensation is U.S. source income but which is reported to the Internal Revenue Service on a form other than Form W-2 or whose compensation is reported on a Form W-2 solely by any person or entity other than the Employer and in the case of clauses (i), (ii) or (iii) regardless of whether such person is treated as an employee for federal income tax or other purposes.

        3.2 Participants to Furnish Required Information: Each Participant shall furnish the Committee such information as the Committee may consider to be necessary or desirable in administering the Plan.

        3.3     Termination of Participation; Participation upon Reemployment:
Participation in the Plan shall cease at the close of the pay period during which termination of Service occurs. Termination of Service may result from retirement, death or voluntary or involuntary termination of employment with the Employer and its Affiliates, if any, unauthorized absence, or by failure to return to active employment with the Employer by the date on which an authorized absence expired. If an Employee is subsequently reemployed, the Employee shall be entitled to recommence participation, if such Employee is otherwise eligible, on any Business Day coinciding with or following the Employee's reemployment.

                                   ARTICLE IV

                          CONTRIBUTIONS AND FORFEITURES

        4.1     Employer Contributions:

                (a) Following the end of each pay period, each Employer shall make a Matching Contribution to the Trust Fund on behalf of each Participant (other than a Non-Resident Participant) who was in the Service of that Employer during the pay period in an amount equal to one hundred percent (100%) of the first six percent (6%) of Compensation contributed to the Trust Fund during the pay period as Pre-Tax Basic Contributions for that Participant. Following the end of each pay period, each Employer shall make a Matching Contribution to the Trust Fund on behalf of each Non-Resident Participant who was in the service of that Employer during the pay period in an amount equal to one-hundred percent (100%) of the first six percent (6%) of Compensation contributed during the pay period as an After-Tax Contribution for that Participant. The total Employer Contributions shall not exceed the maximum amount deductible from the Employer's income for such year under Section 404(a)(3)(A) of the Internal Revenue Code of 1986, as amended. Each Participant's Employer Contribution Account shall be fully vested and nonforfeitable at all times.

                (b) In addition to the Employer Contributions made pursuant to Section 4.1(a) above for each Plan Year, each Employer shall make an Employer Contribution to the Trust Fund following the end of each Plan Year, on behalf of each Participant who is in the Service of that Employer as of the last day of the Plan Year, in an amount equal to the excess, if any, of (i) over (ii), where (i) is equal to 100% of the sum of (A) the Pre-Tax Basic Contributions made pursuant to Section 4.2 on behalf of each Participant during the Plan Year and (B) the After-Tax Contributions made by such Participant pursuant to Section 4.3 during the Plan Year, to the extent such sum is not in excess of 6% of such Participant's Compensation for such Plan, and (ii) is equal to the Employer Contributions made pursuant to Section 4.1(a) above for each such Participant during such Plan Year. For purposes of this Section 4.1(b), Pre-Tax Basic Contributions will be deemed to be matched before After-Tax Contributions.

                (c) It is the intent of the Plan that the foregoing provisions of this Section and other features of this Plan satisfy the "safe harbor" requirements of Sections 401(k)(12) and 401(k)(11) of the Code, and, effective as of January 1, 2003, the Plan shall be interpreted and applied in accordance with such intent.

        4.2 Pre-Tax Contributions: Each Participant, other than a Non-Resident Participant, may elect to defer a portion of his or her salary as a Pre-Tax Basic Contribution to be contributed to the Trust Fund in any whole percent not less than one percent (1%) and not more than six percent (6%), as he or she may designate, of his or her Compensation for each pay period. In addition, each Participant, other than a Non-Resident Participant, may elect to defer in any whole percent a portion of his or her Compensation, if any, for each pay period, up to a maximum of nineteen percent (19%), as a Pre-Tax Excess Contribution. A Participant's Pre-Tax Basic Contributions, if any, and Pre-Tax Excess Contributions, if any, shall not exceed the maximum contribution amount allowed pursuant to Section 402(g) of the Code (the "Code
Section 402(g) Limit") for each Plan Year, and shall be further limited by the provisions of Sections 12.4 and 5.3. The Committee may prescribe such nondiscriminatory rules and procedures for implementing the Code Section 402(g) Limit as it may deem necessary and appropriate.

                Effective as of July 1, 2002, any Participant who is eligible to make Pre-Tax Contributions under this Plan and who has attained age 50 before the close of the Plan Year may elect to defer a portion of his or her Compensation as a Catch-Up Contribution to be contributed to the Trust Fund in any whole percentage not less than one percent (1%) and not more than twenty-five percent (25%). Only the portion of a Participant's deferrals of Compensation in excess of the applicable Code Section 402(g) Limit will be considered Catch-Up Contributions. Additionally, a Participant's Catch-Up Contribution, if any, shall be made in accordance with, and subject to, the limitations of Code Section 414(v). Such Catch-Up Contributions shall at all times be fully vested and nonforfeitable and shall share in the Income of the Trust Fund in accordance with Section 5.2, but shall not share in Employer Contributions. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of this Section 4.2 of the Plan implementing the required limitations of Code Sections 402(g) or the provisions of Section 5.3 of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

                Each Participant's Pre-Tax Basic Contributions and Pre-Tax Excess Contributions, if any, shall be contributed to the Trust Fund by the Employer at the end of each pay period. In the event a Participant's Pre-Tax Contributions exceed the applicable Code Section 402(g) Limit, or in the event the Participant submits a written claim to the Committee, at the time and in the manner prescribed by the Committee, specifying an amount of Pre-Tax Contributions that will exceed the applicable Code Section 402(g) Limit when added to amounts deferred by the Participant in other plans or arrangements, such excess (the "Excess Deferrals"), plus any income and minus any loss allocable to such amount, shall be returned to the Participant by April 15th of the following year. Such income shall include the allocable gain or loss for (i) the Plan Year in which the Excess Deferral occurred and (ii) the period from the end of that Plan Year to the date of distribution, and distribution shall first be applied to Pre-Tax Excess Contributions and, upon their exhaustion, to Pre-Tax Basic Contributions. The amount of any Excess Deferrals to be distributed to a Participant for a taxable year shall be reduced by excess Pre-Tax Contributions distributed pursuant to Section 12.6 for the Plan Year beginning in such taxable year. The income or loss attributable to the Participant's Excess Deferral for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's respective Pre-Tax Account balance for the Plan Year (or relevant portion thereof) by a fraction, the numerator of which is the Excess Deferral and the denominator of which is the Participant's total respective Pre-Tax Account balance as of the Valuation Date next preceding the date of return of the Excess Deferral. Unless the Committee elects otherwise, the income or loss attributable to the Participant's Excess Deferral for the period between the end of the Plan Year and the date of distribution shall be determined using the safe-harbor method set forth in Treasury Regulations to Section 402(g) of the Code, and shall be equal to ten percent (10%) of the allocable income or loss for the Plan Year, calculated as set forth immediately above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For these purposes, distribution of an Excess Deferral on or before the 15th day of a calendar month shall be treated as having been made on the last day of the preceding month, and a distribution made thereafter shall be treated as having been made on the first day of the next month. Excess Deferrals which have not been distributed from the Plan by April 15 of the year following the close of the Plan Year in which the Excess Deferrals occurred shall be treated as Annual Additions under Section 5.3 of the Plan. Each Participant's Pre-Tax Contribution Account shall be fully vested and nonforfeitable at all times.

        4.3 After-Tax Contributions: Each Non-Resident Participant may elect to contribute a portion of his or her salary as an After-Tax Contribution to the Trust Fund in any whole percent not less than one percent (1%) and not more than twenty-five percent (25%), as he or she may designate, of his or her Compensation for each pay period; provided, however, that After-Tax Contributions under this Section shall not be permitted in any Plan Year to the extent that such After-Tax Contributions would, when combined with a Participant's Pre-Tax Contributions in a Plan Year, exceed the Code Section 402(g) Limit specified in Section 4.2 of the Plan. Each Participant's After-Tax Contributions, if any, shall be contributed to the Trust Fund by the Employer at the end of each pay period. After-Tax Contributions shall be treated as Annual Additions under Section 5.3 of the Plan. Each Participant's After-Tax Contribution Account shall be fully vested and nonforfeitable at all times and shall share in the Income of the Trust Fund in accordance with Section 5.2. Additionally, Participants who were, immediately preceding the Effective Date, participating in the GlobalSantaFe Investment Savings & Profit Sharing Plan, may make After-Tax Contributions under this Section 4.3 of the Plan until December 31, 2002, at which time no Participant who is not a Non-Resident Participant will be allowed to make After-Tax Contributions under the Plan.

        4.4 Deferral Elections: Each Participant shall give advance notification in such manner as may be prescribed from time by the Committee, of the amount that he or she elects to contribute as an After-Tax Contribution or defer as a Pre-Tax Contribution or a Catch-Up Contribution from his or her Compensation commencing with the pay period beginning on or after the date on which the Participant elects to participate in the Plan. Each such election shall continue in effect indefinitely unless the Participant shall give timely notice, in accordance with procedures established from time to time by the Committee, of his or her election to change or discontinue his or her Pre-Tax Contribution, Catch-Up Contribution or After-Tax Contribution. A Participant may change the rate of or discontinue his or her Pre-Tax Contribution, Catch-Up Contribution or After-Tax Contribution, with no restrictions on frequency, in such a manner as the Committee may prescribe from time to time. Any Participant who completely discontinues his or her Pre-Tax Contribution, Catch-Up Contribution or After-Tax Contribution may, to the extent otherwise allowed under this Plan, recommence such contributions any time after his or her discontinuance of such Contributions, so long as he or she has given notice of such recommencement in accordance with procedures established by the Committee from time to time. Pre-Tax Contributions, Catch-Up Contributions or After-Tax Contributions that are not made in a period of discontinuance shall not be made up retroactively.

        4.5 Refunds to Employer: Once Contributions are made to the Plan by the Employer on behalf of the Participants, they are not refundable to the Employer unless a Contribution:

                (a)     Was made by mistake of fact;

                (b) Was made conditioned on the initial qualification of the Plan under the Code and the Plan does not so qualify; or

                (c) Was made conditioned upon the contribution being allowed as a deduction and such deduction was disallowed.

Any Contribution made by the Employer during any pay period in excess of the amount deductible or any Contribution attributable to a good faith mistake of fact shall be refunded to the Employer. The amount which may be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or the excess of the amount contributed over the amount deductible, as applicable. A Contribution made by reason of a mistake of fact may be refunded only within one (1) year following the date of payment. Any Contribution to be refunded because it was not deductible under Section 404 of the Internal Revenue Code may be refunded only within one (1) year following the date the deduction was disallowed. Earnings attributable to any such excess Contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned. In no event may a refund be due which would cause the Account balance of any Participant to be reduced to less than the Participant's Account balance would have been had the mistaken amount, or the amount determined to be nondeductible, not been contributed.

        4.6 Funding Policy: The provisions of this Article IV shall be deemed the procedure for establishing and carrying out the funding policy and method of the Plan. Such funding policy and method shall be administered by the Employer and other Fiduciaries consistent with the objectives of the Plan and with the requirements of Title I of ERISA.

        4.7 Rollovers: Any Participant may file a request with the Trustee that the Trustee accept a Rollover from such Participant. The Committee or the Trustee may develop such procedures and may require such information from the Employee desiring to make such a transfer as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval of the Rollover, the amount transferred shall be deposited in the Trust Fund and shall be credited to the Participant's Rollover Account. Such amount shall at all times be fully vested and nonforfeitable and shall share in the Income of the Trust Fund in accordance with Section 5.2, but shall not share in Employer Contribution allocations. The Rollover Account shall be subject to the investment directions of the Participant and the change thereof as otherwise permitted herein. Upon termination of employment, the Rollover Account (and adjustments thereto) shall be distributed in accordance with Article VII.

                                    ARTICLE V

                            ACCOUNTS OF PARTICIPANTS

        5.1 Individual Accounts: The Committee shall create and maintain adequate records to disclose the interest in the Plan and Trust of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual accounts, and credits and charges shall be made to such accounts in the manner herein described. Each Participant shall have the following separate accounts (more than one category may be applicable):

                        (i) for Participants other than Non-Resident Participants, both a Matching Contribution Account and a Pre-Tax Contribution Account;

                        (ii) for Non-Resident Participants, both an After-Tax Contribution Account and a Non-Resident Matching Contribution Account;

                        (iii) for Participants who were, immediately preceding the Effective Date, participating in the GlobalSantaFe Investment Savings & Profit Sharing Plan, one or more of the following accounts, as appropriate: (w) an After-Tax Contribution Account, (x) a Prior Employer Matching Account, (y) a Prior Employer After-Tax Account, and (z) a Pension Offset Account;

                        (iv) for Participants who make Catch-Up Contributions as provided in Section 4.2, a Catch-Up Contribution Account; and

                        (v)     for Participants who make a Rollover pursuant to
                Section 4.7, a Rollover Account.

                In addition, a Participant may have a "Loan Account" which shall reflect the outstanding principal balance and accrued interest, if any, from time to time of any loans made to the Participant pursuant to Section 6.8 below. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distributions and withdrawals made from an Account shall be charged to the Account as of the date paid.

        5.2 Account Adjustments: The Accounts of Participants, former Participants and Beneficiaries shall be adjusted as of each Valuation Date in accordance with the following and the provisions of Section 5.5:

                (a) Income of the Trust Fund: As of each Valuation Date during the Plan Year, the Trustee shall value the Trust Fund at its then-market value to determine the amount of Income of the Trust Fund for the day then ended. Then the Trustee shall allocate such Income of the Trust Fund among the Accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in their Accounts as of the end of such Valuation Date in proportion to the balances in such Accounts at the beginning of such Date.

                (b) Employer Contributions: Any unallocated Employer Contributions made on behalf of a Participant shall be allocated to his or her Matching Contribution Account or Non-Resident Matching Account, as applicable.

                (c) Other Contributions: A Participant's Pre-Tax Contributions, After-Tax Contributions, Catch-Up Contributions, and Rollovers, if any are then unallocated, shall be allocated to the corresponding Account.

        5.3 Maximum Annual Additions: Notwithstanding anything contained herein to the contrary, the total Annual Additions made to the Account of a Participant for any Plan Year shall be subject to the following limitations:

                (a)     Single Defined Contribution Plan

                        (i) If an Employer does not maintain any other qualified plan, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

                        (ii) Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer Contributions based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

                        (iii) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

                        (iv) If there is an Excess Amount with respect to a Participant for the Limitation Year, such Excess Amount shall be disposed of as follows:

                                (A)     There shall first be returned to the
                        Participant (i) his or her After-Tax Contributions attributable to that Limitation Year, if any, then, (ii) his or her Pre-Tax Excess Contributions attributable to that Limitation Year, if any, and then

                        (iii) his or her Pre-Tax Basic Contributions attributable to that Limitation Year, to the extent such returned Contributions would reduce the Excess Amount.

                                (B)     If any such Excess Amount shall then
                        remain, there shall then be a reduction of the Employer Contributions allocated to the Participant, and the amount of the reduction of the Employer Contributions for such Participant shall be reallocated out of the Account of such Participant and shall be held in a suspense account which shall be applied as a part of (and to reduce to such extent what would otherwise be) the Employer Contributions for all Participants required to be made to the Plan during the next subsequent calendar quarter or quarters. No portion of such Excess Amount may be distributed to Participants or former Participants. If a suspense account is in existence at any time during the Limitation Year pursuant to this Paragraph B, such suspense account shall not participate in the allocation of investment gains or losses of the Trust Fund.

                (b)     Two or More Defined Contribution Plans

                        (i) If, in addition to this Plan, the Employer maintains any other qualified defined contribution plan, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of:

                                (A) the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under such other defined contribution plan or plans; or

                                (B)     any other limitation contained in this
                        Plan.

                        (ii) Prior to the determination of the Participant's actual Compensation for the Limitation Year, the amount referred to in paragraph (i)(A) of this Section 5.3(b) may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer Contribution (including allocation of Forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

                        (iii) As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in paragraph (i)(A) of this Section 5.3(b) shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

                        (iv) If a Participant's Annual Additions under this Plan and all such other defined contribution plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated.

                        (v) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                                (A) the total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Section 415 of the
                        Code); times

                                (B) the ratio of (i) the amount allocated to the Participant as of such date under this Plan, divided by (ii) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Section 415 of the
                        Code).

                        (vi) Any Excess Amounts attributed to this Plan shall be disposed of as provided in paragraph (a) above.

                (c)     Definitions for the Purposes of this Section 5.3:

                        (i) Employer - The Company and any other Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in
                Section 414(c) as modified by Section 415(h)) or an affiliated service group (as defined in Section 414(m)), all such employers shall be considered a single Employer for purposes of applying the limitations of these sections.

                        (ii) Annual Additions - With respect to each Limitation Year, the total of the Employer Contributions, After-Tax Contributions, Pre-Tax Contributions, and amounts described in Sections 415(l) and 419A(d)(2) of the Code, which are allocated to the Participant's Account; excluding, however, any amounts contributed to reinstate an unclaimed benefit or any Rollovers.

                        (iii) Excess Amount - The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                        (iv) Limitation Year - A twelve (12) consecutive month period ending on December 31.

                        (v) Maximum Permissible Amount - For a Limitation Year, the Maximum Permissible Amount with respect to any Participant shall be the lesser of:

                                (A) $40,000, as adjusted by the Secretary of the Treasury or his or her delegate, or

                                (B)     one-hundred percent (100%) of the
                        Participant's Compensation for the Limitation Year.

                                The Compensation limitation referred to in
                        subparagraph B above shall not apply to:

                                        (I)     Any contribution for medical
                                                benefits (within the meaning of
                                                Code Section 419A(f)(2)) after
                                                separation from service which is
                                                otherwise treated as an Annual
                                                Addition, or

                                        (II)    Any amount otherwise treated as
                                                an Annual Addition under Code
                                                Section 415(l)(1).

                        (vi) Compensation - For purposes of determining compliance with the limitations of Code Section 415, Compensation shall include a Participant's earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan, to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses and fringe benefits), and excluding the following:

                                (A)     Employer contributions to a plan of
                        deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan to the extent such contributions are deductible under Code
                        Section 219(b)(2), and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Employee when distributed (however, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as compensation in the year such amounts are included in the gross income of the Employee);

                                (B) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                                (C) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                                (D) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of a Section 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Employee).

                For purposes of applying the limitations described in this
                Section 5.3, amounts included as compensation are those actually paid or made available to a Participant or an Employee within the Limitation Year. Compensation shall be limited to the amount set forth in Section 401(a)(17)(A) of the Code, as adjusted by the Secretary of the Treasury or his or her delegate pursuant to
                Section 401(a)(17)(B) of the Code. Notwithstanding anything to the contrary in this definition, Compensation shall include any and all items which may be includible in compensation under
                Section 415(c)(3) of the Code, including, effective January 1, 1998, (i) any elective deferral (as defined in Code Section 402(g)(3), (ii) any amount which is contributed or deferred by the Company at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125 or 457 and (iii) effective as of January 1, 2001, any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

        5.4 Valuation of Trust Fund: A valuation of the Trust Fund shall be made as of each Valuation Date and as of such other special Valuation Dates as may be specified by the Committee. Each valuation shall be based on the fair market value of assets in the Trust Fund at the end of the day on the Valuation Date. For the purposes of each such valuation, the assets of the Trust Fund shall be valued at their respective current market values, and the amount of any obligations for which the Trust Fund may be liable, as shown on the books of the Trustee, shall be deducted from the total value of the assets.

        5.5     Recognition of Different Investment Funds: As provided in
Article VIII, Investment Funds shall be established and each Participant shall direct, within the limitations set forth in Section 8.3, the proportion of the balance in his or her Accounts that shall be deposited in each Investment Fund. Consequently, when appropriate, a Participant may have each type of Account in each such Investment Fund and the allocations described in Section 5.2 shall be adjusted in such manner as is appropriate to recognize the existence of the Investment Funds. Because Participants have a choice of Investment Funds, any reference in this Plan to an Account shall be deemed to mean and include all accounts of a like nature which are maintained for the Participant under each Investment Fund. Notwithstanding the foregoing, a Participant's Pension Offset Account, if any, shall not be subject to a Participant's investment direction and shall be invested as directed by the Benefits Executive Committee or its representative until such time as such Participant terminates Service, at which time such Participant may direct the investment of such Participant's Pension Offset Account, if any, in accordance with the applicable provisions of the Plan.

                                   ARTICLE VI

                             PARTICIPANTS' BENEFITS

        6.1 Termination of Service: In the event of a Participant's Disability or termination of Service for any reason other than death, a Participant shall be entitled to receive the entire amount credited to his or her Account balance, including, subject to the provisions of Section 7.2, 100% of his or her Pension Offset Account. Subject to the other provisions of this
Article VI and the Plan, a termination of Service for purposes of this Section
6.1 shall include a Participant's 'severance from employment' under Section 401(k)(2)(B)(i)(I) of the Code, occurring on or after January 1, 2002. A distribution upon a 'severance from employment' shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed. Notwithstanding the foregoing, if there is a transfer of Plan assets and liabilities relating to any portion of a Participant's Account under the Plan to a plan being maintained or created by such Participant's new employer (other than a rollover or elective transfer), then such Participant has not experienced a 'severance from employment' for purposes of the Plan.

        6.2 Death of Participants: If a Participant's Service is terminated by reason of death, his or her Beneficiary shall be entitled to receive, after receipt by the Committee of acceptable proof of death, the entire amount in the Participant's Account balance, including, subject to the provisions of Section 7.2, 100% of his or her Pension Offset Account.

        6.3 Beneficiaries in the Event of Death: Upon the death of a Participant, his or her Account shall be distributed to the Participant's surviving spouse as Beneficiary, but if there is no surviving spouse, or if the surviving spouse has already consented by a qualified election pursuant to
Section 6.4, to the Beneficiary or Beneficiaries designated by the Participant in a written designation filed with his or her Employer or, if no such designation shall have been so filed, to his or her estate which shall be treated as the Beneficiary hereunder. No designation of any Beneficiary other than the Participant's surviving spouse shall be effective unless in writing and received by the Participant's Employer, and in no event shall it be effective as of any date prior to such receipt. The former spouse of a Participant shall be treated as a surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

        6.4 Qualified Election: The Participant's spouse may waive the right to receive the Participant's full Account balance or the right to receive a distribution of a Participant's Pension Offset Account in the form provided in
Section 7.2. The election to waive the Participant's full Account balance or the form of distribution of a Participant's Pension Offset Account must designate a Beneficiary, which may not be changed without spousal consent (or the consent of the spouse must expressly permit designation by the Participant without any requirement of further consent of the spouse). If the spouse is legally incompetent to give consent, the spouse's guardian, even if such spouse's guardian is the Participant, may give consent. A consent that permits designations by the Participant without a requirement of further consent by the spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily elects to relinquish such right. The waiver must be in writing and the Participant's spouse must acknowledge the effect of the waiver. The spouse's consent to a waiver must be witnessed by a Plan representative or a notary public. The Participant may file a waiver without the spouse's consent if it is established to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse may not be located. Any consent under this Section 6.4 will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the distribution of the Account. The number of revocations shall not be limited. A former spouse's waiver shall not be binding on a new spouse.

        6.5 Valuation Dates Determinative of Participants' Rights: The amount to which a Participant is entitled upon his or her death, Disability, or other termination of Service shall be the value of his or her Account as of the Valuation Date upon which the distribution is based, plus the Pre-Tax Contributions, After-Tax Contributions, Catch-Up Contributions, Rollovers, and Employer Contributions made after such date, if any, and the distribution of such Participant's benefits shall commence at the time set forth in Section 7.1 or Section 7.2, as applicable.

        6.6 Hardship Withdrawals: A Participant who is an Employee may at any time file with the Committee an appropriate written request for a hardship withdrawal from his or her Pre-Tax Contribution Account, Catch-Up Contribution Account or After-Tax Account. The approval or disapproval of such request shall be made within the sole discretion of the Committee.

A Participant must first have taken all distributions and loans otherwise available under all employee plans maintained by his or her Employer, in order to be permitted to make a hardship withdrawal from his or her Pre-Tax Contribution Account, Catch-Up Contribution Account or After-Tax Account. The amount of the hardship withdrawal shall be limited to that amount which the Committee determines to be required to meet the immediate financial need created by the hardship and may be increased to include anticipated federal and state income taxes and penalties resulting from the distribution.

The amount available to a Participant for a hardship withdrawal consists of the amount of Pre-Tax Contributions and earnings thereon as of December 31, 1988, plus Pre-Tax Contributions, Catch-Up Contribution and After-Tax Contributions, excluding earnings thereon, made thereafter, but not exceeding the total value of the sum of the Participant's Pre-Tax Contribution Account, Catch-Up Contribution Account and After-Tax Account. The hardship withdrawal shall be made in cash as soon as practicable after the Participant submits the hardship request and the dollar amount withdrawn shall be determined by reference to the value of the sum of the Pre-Tax Contribution Account, Catch-Up Contribution Account and After-Tax Account as of the Valuation Date immediately preceding the date of withdrawal.

The following standards (or such other standards as may be acceptable under authorities issued pursuant to Section 401(k) of the Internal Revenue Code) shall be applied on a uniform and nondiscriminatory basis in determining the existence of such a hardship:

                (a) medical expenses incurred (and/or expected to be incurred as evidenced by a written estimate thereof) by the Participant, or the Participant's spouse or dependents (as defined in Section 152 of the Internal Revenue Code),

                (b) purchase (excluding mortgage payments) of a principal residence for the Participant,

                (c) payment for tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents, or

                (d) the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

                A person shall be considered to be a dependent of the Participant if the Participant certifies that he or she reasonably expects to be entitled to claim that person as a dependent for Federal income tax purposes for a calendar year coinciding with the Plan Year in which the certification of hardship is made.

                A Participant who receives a hardship withdrawal shall be prohibited from making Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions to this Plan and elective and employee contributions to all other plans maintained by the Employer (except "welfare plans" as defined in Section 3(1) of ERISA) for six (6) full consecutive months following the date of distribution.

        6.7 Special Withdrawals After Attainment of Age 59 1/2: Each Participant who has attained age fifty-nine and one-half (59 1/2) shall be eligible to make withdrawals from each of the Participants Accounts, other than the Participant's Pension Offset Account. Such withdrawals shall be distributed as soon as practicable after the Company receives the withdrawal request. Any such Participant making a withdrawal after attaining age fifty-nine and one-half (59 1/2) may continue participation in the Plan and may make Pre-Tax Contributions, Catch-Up Contributions, After-Tax Contributions and receive Employer Contributions thereafter if he or she otherwise satisfies eligibility requirements. Any distribution pursuant to this Section 6.7 shall be made in the manner described in Section 7.1(b).

        6.8 Loans: A Participant who is an Employee and, to the extent permitted by applicable law and which does not result in discrimination prohibited by Code Section 401(a)(4), any other party who is a "party in interest" with respect to the Plan within the meaning of ERISA Section 3(14) and who must be eligible to obtain a Plan loan in order for the exemption set forth in 29 C.F.R. Section 2550.408b-1 to apply to the Plan (hereinafter "Borrower") may make application to the Trustee to borrow from the Account maintained by or for the Borrower in the Trust Fund. Loans shall be granted by the Trustee in a uniform and nondiscriminatory manner on terms and conditions established by the Committee which shall not result in more favorable treatment of highly compensated employees than other employees. The terms and conditions on which Plan loans will be granted shall be set forth in written procedures promulgated by the Committee in accordance with applicable governmental regulations. All such loans shall also be subject to the following terms and conditions:

                (a) The aggregate loan balance that a Borrower may have outstanding at any time shall not exceed the lesser of:

                        (i) $50,000, reduced by the highest outstanding aggregate balance of all loans from all plans of the Employer or an Affiliate which are qualified under Code Section 401(a) during the one-year period ending on the day before the date on which such loan is made. The outstanding loan balance shall also include any deemed distribution that has not been repaid (such as by a Plan loan offset) and any interest accrued on such deemed distribution; and

                        (ii) 50% of the current value of the Borrower's Account balance under the Plan valued as of the immediately preceding Valuation Date; provided, however, the Borrower's Pension Offset Account shall be excluded from the value of the Borrower's Account balance.

        In no event shall a loan of less than $1,000 be made to a Borrower. A Borrower may not have more than one loan for the purchase of a principal residence and two loans for other purposes outstanding at one time under this Plan.

                (b) The loan shall be for a term not to exceed 5 years, unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Borrower. A loan for the purchase of a principal residence shall be for a term not to exceed 15 years. The loan shall be evidenced by a note signed by the Borrower. The loan shall be payable in periodic installments and shall bear interest at a reasonable rate which shall be determined by the Committee on a uniform and consistent basis set forth in the Plan loan procedures in accordance with applicable governmental regulations. Payments by a Borrower who is an Employee will be made by means of payroll deduction from the Borrower's compensation. If the Borrower is not receiving compensation from the Employer, the loan repayment shall be made in accordance with the terms and procedures established by the Committee. A Borrower may repay an outstanding loan in full at any time.

                (c) In the event an installment payment is not paid within 7 days following a scheduled due date, the Committee shall give written notice to the Borrower sent to his or her last known address. If such installment payment is not made within 90 days after the scheduled due date, the Committee shall proceed with foreclosure in order to collect the full remaining loan balance or shall make such other arrangements with the Borrower as the Committee deems appropriate. Foreclosures need not be effected until occurrence of a distributable event under the terms of Article VI of the Plan and no rights against the Borrower or the security shall be deemed waived by the Plan as a result of such delay. Notwithstanding the foregoing, a deemed distribution of the unpaid loan balance plus accrued interest will occur as of the end of the 90 day period after the scheduled due date.

                (d) Any unpaid balance of a loan, together with interest thereon, shall become due and payable upon the date of distribution of the Account or as set forth in the applicable procedures, and the Trustee shall first satisfy the indebtedness from the amount payable to the Borrower or to the Borrower's Beneficiary before making any payments to the Borrower or to the Beneficiary.

                (e) Any loan to a Borrower under the Plan shall be adequately secured. Such security shall include a pledge of a portion of the Borrower's right, title and interest in the Trust Fund in the amount of the loan; provided that the total interest pledged for all loans under the Plan shall not exceed 50% of the current value of the Borrower's Account balance under the Plan as determined immediately after the loan is extended, excluding the Borrower's Pension Offset Account, if any. Such pledge shall be evidenced by the execution of a promissory note by the Borrower which shall grant the security interest and provide that, in the event of any default by the Borrower on a loan repayment, the Committee shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of the unpaid loan.

                (f) A request by a Borrower for a loan shall be made in accordance with the procedures established by the Committee or its delegate and shall specify the amount of the loan. If a Borrower's request for a loan is approved by the Trustee, the Trustee shall make the loan in a lump-sum payment of cash to the Borrower. The cash for such payment shall be obtained by redeeming as of the date of payment the Investment Fund or Funds, or portions thereof, that are credited to the Accounts of the Borrower and shall be redeemed on a pro rata basis; provided, however, that no loan may be made from the Participant's Pension Offset Account. Any expenses associated with the origination of the loan (the "Loan Origination Fee") and the maintenance of the loan (the "Loan Maintenance Fee") shall be charged to each Borrower who receives a loan under this Section 6.8. The Trustee shall first satisfy the Loan Origination Fee from the amount payable to the Borrower before making any payment to the Borrower. The Loan Maintenance Fee will be charged against the loan repayments from the Borrower.

                (g) A loan to a Borrower shall be considered an investment of the separate Account(s) of the Borrower from which the loan is made. A record of the principal outstanding and interest accrued on the loan from time to time shall be maintained as the Participant's Loan Account. All loan repayments shall be credited as a reduction to the balance of the Loan Account when paid and shall be reinvested in the Borrower's then existing Accounts as described in the Plan loan procedures.

                (h) Loan repayments will be suspended under this Plan as permitted under Section 414(u) of the Code.

        6.9     Voluntary Withdrawals

                (a) Subject to the remaining provisions of this Section 6.9, a Participant shall be eligible to voluntarily withdraw all or any part of his or her Rollover Account, Prior Employer Matching Account, or Prior Employer After-Tax Account in the Trust Fund in accordance with such non-discriminatory and uniform procedures and limitations as shall be established by the Committee in writing from time to time. Any distribution pursuant to this Section 6.9 shall be made in the manner described in Section 7.1(b). Further, unless an Employee has been a Participant in the Plan and/or the GlobalSantaFe Investment Savings & Profit Sharing Plan for a combined total of 60 months, said Participant shall not be eligible to withdraw that part of his or her Prior Employer Matching Account in the Trust Fund to the extent that such funds (including growth thereon) have not been in the Trust Fund and/or the IS/PS Trust Fund for a combined minimum total of 24 months prior to such voluntary withdrawal.

                (b) A Participant who makes any voluntary withdrawal shall be eligible to continue to make Pre-Tax Contributions, Catch-Up Contributions, and After-Tax Contributions, to the Trust Fund if he or she otherwise satisfies eligibility requirements. However, a Participant who prior to the Effective Date, elected to withdraw all or any part of his or her Employee Contributions Account or Basic Company Contributions Account under the GlobalSantaFe Investment Savings & Profit Sharing Plan, as such accounts are defined therein, shall not be eligible to have any Employer Contributions credited to his or her account for a period of three months beginning as soon as practicable thereafter but in no event any later than the second month following the month in which such withdrawal was requested by the Participant.

                (c) The Committee may establish a limit on the number of voluntary withdrawals permitted Participants provided that such limit is in writing and applicable to all Participants and is administered on a uniform and non-discriminatory basis. Nothing in this Section 6.9(c) shall require the Committee to establish such a limit or to prohibit its modification once established. No withdrawals made prior to the effective date of any such limit shall be taken into account for purposes of this Section 6.9(c).

                                   ARTICLE VII

                               PAYMENT OF BENEFITS

        7.1     Payment of Benefits:

                (a) A Participant shall be entitled to receive a distribution of the benefits to which he or she may be entitled under the terms of Section 6.1 of this Plan as soon as practicable after the date the occasion for distribution occurs. If the Participant's Account balance, including the Rollover Account, does not exceed $5,000, distribution of such amount shall be made in accordance with Section 7.1(b), and the Participant shall not be entitled to defer distribution. Except as otherwise provided in Section 7.2, if the Participant's Account balance, including the Rollover Account, is in excess of $5,000, the Participant's Account balance shall be distributed only upon the Participant's election to receive a distribution in the form of such distribution determined pursuant to Section 7.1(b). A Participant who does not elect an immediate distribution may at any time subsequently elect, in the form and manner prescribed by the Committee, to receive payment of benefits. Unless the Participant is eligible for and elects an earlier distribution, the required beginning date for distributions of the Accounts of any Participant (other than a five percent (5%) owner as defined in Code Section 416) shall commence no later than April 1 of the Plan Year following the later of (i) the Plan Year in which the Participant attains age seventy and one-half (70 1/2) and (ii) the Plan Year in which the Participant retires. The required beginning date for a Distribution of the Accounts of any Participant who is a five percent (5%) owner shall commence no later than April 1 of the Plan Year following the Plan Year in which the Participant attains age seventy and one-half (70 1/2). Except for a distribution of a Participant's Pension Offset Account pursuant to Section 7.2, all benefits payable because of a Participant's death shall be paid within five years after the Participant's death to the Participant's Beneficiary in a single, lump-sum distribution.

                (b) Other than distributions of a Participant's Pension Offset Account as provided in Section 7.2, any Participant, or a Beneficiary of a deceased Participant, may elect to receive a distribution in the form of (i) a lump-sum cash payment, or (ii) a distribution of the number of full shares of GlobalSantaFe Stock attributable to the investment of his or her Accounts in the GlobalSantaFe Stock Fund and a cash payment of the value of any fractional shares in the GlobalSantaFe Stock Fund and the Participant's interest, if any, in the remaining Investment Funds; provided, however, that any Insider (as described in Section 8.6 of this Plan) who elects to receive a distribution of shares of GlobalSantaFe Stock must comply with the requirements of Section 8.6 in order to receive such distribution. Any election made pursuant to the preceding sentence must be made in the time and manner specified by the Committee and must be furnished to the Committee prior to the date a distribution would otherwise commence in the absence of the Participant's (or Beneficiary's) consent pursuant to Section 7.1(a); in the absence of a timely, proper election as to the form of distribution, the Committee shall distribute the entire Account in a lump-sum payment of cash.

        7.2     Pension Offset Account:

                (a) In the event a Participant is entitled to a distribution of such Participant's Pension Offset Account, if any, pursuant to the terms of Section 6.1 or 6.2 of this Plan, such distribution shall commence in the appropriate form provided in Section 7.2(b), 7.2(c), or 7.2(d) of the Plan.

                (b) Normal Form of Payment: Unless otherwise elected as provided below, a Participant who is married at the time he or she commences receipt of benefits from his or her Pension Offset Account as provided in Section 6.1 shall receive the value of his or her Pension Offset Account benefits through the purchase, with 100% of a Participant's Pension Offset Account balance, of a "Joint and 50% Survivor Annuity," providing benefits following the Participant's death to the Participant's spouse, during the spouse's lifetime, at a rate equal to 50% of the rate at which such benefits were payable to the Participant during the Participant's lifetime.

                        A Participant who is unmarried at the time he or she commences receipt of his or her Pension Offset Account benefits as provided in Section 6.1 shall receive the value of his or her Pension Offset Account benefit in the form of a single life annuity, purchased with 100% of a Participant's Pension Offset Account balance, providing for the payment of benefits only to the Participant during the Participant's lifetime. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of Section 7.2(e) as if it were an election to waive the Joint and 50% Survivor Annuity by a married Participant, but without the spousal consent requirement.

                        Election of benefits in a form other than the forms described in this Section 7.2(b) is subject to the requirement of
        Section 7.2(e)(i).

                (c)     Alternative to Normal Form: In the event, pursuant to
        Section 7.2(e)(i), a married Participant duly elects not to receive his or her benefit in the form of the Joint and 50% Survivor Annuity described in Section 7.2(b), or if such Participant is not married, in the form of a single life annuity, the Committee, pursuant to the election of the Participant, shall direct the distribution to a Participant or his or her Beneficiary any amount to which he or she is entitled under the Plan in one lump-sum payment of cash.

                (d)     Benefits Payable Upon Death Occurring Before Benefits
        Commence:

                        (i) Pre-Retirement Survivor Annuity: Unless otherwise elected as provided for in Section 7.2(e)(ii), a Participant who dies before his or her benefit payments have commenced and who has a surviving spouse shall have the Pre-Retirement Survivor Annuity paid to his or her surviving spouse. Subject to the applicable provisions of Section 7.1 and Section 7.7, the Participant's spouse may, at any time after the Participant's death and in the form and manner provided by the Committee, elect to commence payment of the Pre-Retirement Survivor Annuity. Payment of the Pre-Retirement Survivor Annuity will begin as soon as administratively feasible after the election to begin payments is made.

                        (ii)    Alternatives to Pre-Retirement Survivor Annuity:
                In the event the Participant has no surviving spouse or there is an election to waive the Pre-Retirement Survivor Annuity, such death benefits shall be paid to the Participant's Beneficiary in one lump-sum payment of cash within five years of the Participant's death; or

                        (iii) Time of Payment; Small Benefits: If the value of the Participant's Account balance, including the balance in a Rollover Account and the value of any benefit pursuant to this
                Section 7.2(d), payable to a surviving spouse or Beneficiary does not exceed $5,000, the Committee shall direct the distribution of such amount pursuant to Section 7.1(b) as soon as administratively feasible. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the distributee consents in writing. If the value exceeds $5,000, an immediate distribution of the entire amount may be made to the distributee, provided such distributee consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 7.2(e)(i).

                (e)     Waiver of Normal Form or Pre-Retirement Survivor
        Annuity:

                        (i) Waiver of Normal Form: Any election to waive the Joint and 50% Survivor Annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. (Subject to the remainder of this Section 7.2(e)(i), the election period to waive the Joint and 50% Survivor Annuity shall be the 90-day period ending on the Annuity Starting Date.) Such election shall be made in the manner provided in Section 6.4.

                With regard to the election, the Committee shall provide to the Participant no less than 30 days and not more than 90 days before the Annuity Starting Date a written explanation of:

                                (A) the terms and conditions of the Joint and 50% Survivor Annuity;

                                (B) the Participant's right to make and the effect of an election to waive the Joint and 50% Survivor Annuity;

                                (C) the right of the Participant's spouse to consent to any election to waive the Joint and 50% Survivor Annuity; and

                                (D) the right of the Participant to revoke such election, and the effect of such revocation.

                        (ii) Waiver of Pre-Retirement Survivor Annuity: Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the applicable election period and shall require the spouse's irrevocable consent in the same manner provided for in
                Section 6.4. Further, the spouse's consent must acknowledge the specific non-spouse Beneficiary. Notwithstanding the foregoing, the non-spouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

                The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Participant separates from Service prior to the beginning of the election period, the election period shall begin on the date of such separation from Service.

                With regard to the election, the Committee shall provide each Participant a written explanation with respect to the Pre-Retirement Survivor Annuity, pursuant to Section 417(a)(3)(B) of the Code.

        7.3 Presenting Claims for Benefits: A "Claims Administrator" shall be appointed by the Committee or, absent such appointment, shall be the Company's director of benefits, with such Claims Administrator authorized by the Committee to conduct the initial review and render a decision as provided in this Section for all claims for benefits under the Plan. The Committee shall establish administrative processes and safeguards to ensure that benefit determinations made pursuant to this Section 7.3 are made in accordance with the Plan and have been made and applied consistently to similarly situated claimants. Any Participant, Beneficiary of any deceased Participant, or the authorized representative of such claimant (collectively, the "Applicant") may submit written application to the Claim Administrator for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Claim Administrator may reasonably request. Within a reasonable period of time following the receipt of any application required by this Section, the Claim Administrator shall determine whether or not the Participant or Beneficiary involved is entitled to a benefit hereunder and, if so, the amount thereof and shall notify the Applicant of its findings.

If a claim is wholly or partially denied, the Claim Administrator shall so notify the Applicant within a reasonable time after receipt of the application by the Claims Administrator, such time not to exceed ninety (90) days unless special circumstances require an extension of time for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Applicant prior to the end of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claim Administrator expects to render its final decision. Notice of the Claim Administrator's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the Applicant and shall contain the following:

                        (i)     the specific reason or reasons for the denial,

                        (ii) specific reference to the pertinent Plan provisions on which the denial is based,

                        (iii) a description of any additional material or information necessary for the Applicant to perfect the claim and an explanation of why such material or information is necessary,

                        (iv) an explanation of the claims review procedure, including applicable time limits, as set forth in Section 7.4 hereof, and

                        (v) a statement of the claimant's right to bring a civil suit under Section 502(a) of ERISA following a denial on subsequent review.

        7.4 Claims Review Procedure: Upon the Claims Administrator's denial, in whole or in part of a benefit applied for under Section 7.3, an Applicant shall have the right to appeal such denial as set forth in this
Section 7.4. Benefits under the Plan will only be paid if the Committee decides in its discretion that the claimant involved is entitled to them. The Committee shall establish administrative processes and safeguards to ensure that benefit determinations made pursuant to this Section 7.4 are made in accordance with the Plan and have been made and applied consistently to similarly situated claimants. Except as may be otherwise required by law, the decision of the Committee on review of the claim denial shall be binding on all parties when the Applicant has exhausted the claims procedure under this Section 7.4. No action in law or at equity shall be brought to recover benefits under this Plan until the appeal rights provided in this Section 7.4 have been exercised and the benefits requested in such appeal have been denied in whole or in part.

If an application filed by the Applicant under Section 7.3 above shall result in a denial by the Claim Administrator of the benefit applied for, either in whole or in part, such Applicant shall have the right, to be exercised by written request filed with the Committee within sixty (60) days after receipt of notice of the denial of the application for a review of the application and of the entitlement to the benefit for which the Applicant applied. Such request for review may contain such additional information and comments as the Applicant may wish to present.

The Committee shall reconsider the application in light of such additional information and comments as the Applicant may have presented. Upon request, the Committee shall provide, free of charge, the Applicant or his or her designated representative with copies of all "relevant documents" (within the meaning of Department of Labor regulation Section 2560.503-1(m)(8)) ("Relevant Documents") in its possession, including copies of the Plan document and information provided by the Company relating to the Applicant's entitlement to such benefit.

The Committee shall render a decision and notify the Applicant of the Committee's determination on review no later than 60 days after receipt of the Applicant's request for review, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines an extension of time for processing is required, written notice of the extension shall be furnished to the Applicant prior to the termination of the initial 60-day period. In no event, shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstance requiring an extension of time and the date by which the Committee expects to render the determination on review. In the event that the extension is a result of an Applicant's failure to submit information necessary to decide a claim, the period in which the determination must be made will be tolled from the date on which the notification of the extension is sent to the Applicant until the date the Applicant responds to the request for additional information.

Notice of the Committee's final decision shall be furnished to the Applicant in writing, in a manner calculated to be understood by him, and if the Applicant's claim on review is denied in whole or in part, the notice shall set forth:

                        (i)     the specific reason or reasons for the denial;
                and

                        (ii) specific reference(s) to the pertinent plan provision(s) on which the denial is based; and

                        (iii) the Applicant's right to receive upon request, free of charge, reasonable access to, and copies of, all Relevant Documents, records and other information to his or her claim; and

                        (iv) the claimant's right to bring a civil action under Section 502(a) of ERISA.

        7.5 Disputed Benefits: If any dispute still exists between a Participant or a Beneficiary and the Claims Administrator or the Committee after a review of the claim or in the event any uncertainty shall develop as to the person to whom payment of any benefit hereunder shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Participant or Beneficiary until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

        7.6 Rollover Distribution. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For the purposes of this Section 7.6, the following definitions are applicable:

                (a) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) (required minimum distributions) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Effective as of January 1, 2002, an eligible rollover does not include any hardship withdrawal made by a Participant. Additionally, effective January 1, 2002, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) or, from and after January 1, 2002, an annuity contract described in Section 403(b) of the Code or an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code, that accepts the distributee's eligible rollover distribution However, prior to January 1, 2002, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                (c) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                (d) Direct rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                (e) In the event that a distributee, after receiving the explanation required by Code Section 402(f), does not affirmatively elect a direct rollover under this Section 7.6, the distributee shall be deemed to have elected not to have any portion of the eligible rollover distribution paid directly to an eligible retirement plan.

                In order for a distributee to have all or any portion of an eligible rollover distribution paid to an eligible retirement plan as a direct rollover, such distributee must furnish the Committee with such information as it may deem necessary or appropriate.

        7.7 Minimum Distribution Requirements This Section applies to distributions made on and after July 1, 2002. The requirements of this Section
7.7 shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 7.7 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code. Notwithstanding any other provisions of this Section 7.7, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

                (a)     Time and Manner of Distribution

                        (i) Required Beginning Date. The Participant's entire interest will be distributed in a lump sum (or through a purchase of an annuity pursuant to Section 7.2) to the Participant no later than the Participant's Required Beginning Date.

                        (ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed in a lump sum (or through a purchase of an annuity pursuant to Section 7.2) no later than as follows:

                                (A) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the Participant's entire interest will be distributed to the surviving spouse by December 31 of the calendar year containing the fifth anniversary of the Participant's death, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                                (B) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Participant's entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                                (C) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed to the Participant's estate by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                                (D) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distribution to the surviving spouse has occurred, this
                        Section 7.7(a)(ii), other than subparagraph
                        7.7(a)(ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of this subparagraph 7.7(a)(ii), unless subparagraph 7.1(a)(ii)(D) applies, distributions are considered to occur on the Participant's Required Beginning Date. If subparagraph 7.7(a)(ii)(D) applies, distributions are considered to occur on the date distributions are required to begin to the surviving spouse under subparagraph 7.7(a)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph 7.7(a)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

                (b) Definitions. For purposes of this Section 7.7, the following definitions shall apply:

                        (i) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 6.3 of the Plan and is the Designated Beneficiary under section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

                        (ii) Required Beginning Date. The required beginning date specified in Section 7.1 of the Plan.

                                  ARTICLE VIII

                         TRUST AGREEMENT AND TRUST FUND

        8.1 Trust Agreement: The Trust Agreement, referred to in Article I hereof as the Trust Agreement and the provisions of which are herein incorporated by reference as fully as if set out herein, shall mean the Trust Agreement between the Company and Fidelity Management Trust Company, Trustee, or any successor trustee.

        8.2 Investment Funds: All contributions to the Trust that are allocated to any separate Account of a Participant shall be divided by the Trustee and invested in shares of one or more of the Investment Funds pursuant to the directions of the Participant given in accordance with the provision of Sections 8.3 and 8.4.

        8.3 Investment Directions of Participants: Each Participant may, in accordance with procedures established by the Committee, direct that the total of the contributions allocable to his or her Account and the earnings and accretions thereon be invested in such percentages as he or she may designate, in one percent (1%) increments, among the Investment Funds. In the event a Participant fails to direct the manner of investing his or her Accounts as provided therein, his or her Accounts shall be invested only in the Fidelity Money Market Trust: Retirement Money Market Portfolio. Notwithstanding the foregoing, a Participant's Pension Offset Account shall not be subject to the Participant's investment directions and shall be invested as directed by the Benefits Executive Committee or its representatives until such time as such Participant terminates Service, at which time such Participant may direct the investment of such Participant's Pension Offset Account, if any, in accordance with the applicable provisions of this Plan.

        8.4 Change of Investment Directions: Each Participant may, in accordance with procedures established by the Committee, direct that the investment of the total of the existing balances, other than a Pension Offset Account, and/or the investment of all future Contributions by or on behalf of the Participant be changed from one authorized option to another authorized option available under Section 8.3. Notwithstanding the foregoing, a Participant's Pension Offset Account shall not be subject to the Participant's Investment directions and shall be invested as directed by the Benefits Executive Committee or its representatives until such time as such Participant terminates Service, at which time such Participant may direct the investment of such Participant's Pension Offset Account, if any, in accordance with the applicable provisions of this Plan.

        8.5     Voting of GlobalSantaFe Stock; Exercise of Other Rights:

                (a) Voting rights with respect to shares of GlobalSantaFe Stock in the GlobalSantaFe Stock Fund allocated to the Accounts of Participants, former Participants and beneficiaries of deceased Participants ("GlobalSantaFe Participants") shall be exercised by the Trustee in such manner as may be directed by the respective GlobalSantaFe Participants, with fractional shares being voted on a combined basis to the extent possible to reflect the direction of the voting GlobalSantaFe Participants. Unless otherwise necessary to comply with the fiduciary requirements of ERISA, the Trustee shall not vote shares of GlobalSantaFe Stock for which it has not received timely direction.

                (b) In the event that there is a tender offer or exchange offer for outstanding shares of GlobalSantaFe Stock, rights with respect to the tender offer or exchange offer shall be as with respect to voting rights described in Section 8.5(a) above. Unless otherwise necessary to comply with the fiduciary requirements of ERISA, if the Trustee shall not receive adequate and timely instruction from a GlobalSantaFe Participant as to the manner in which to respond to such a tender offer, the Trustee shall not tender or exchange any shares of GlobalSantaFe Stock with respect to which such GlobalSantaFe Participant has the right to give directions.

                (c) Solicitation of exercise of GlobalSantaFe Participants' voting rights by management of GlobalSantaFe Corporation, the Company and others under a proxy or consent provision applicable to all holders of GlobalSantaFe Stock shall be permitted. Solicitation of exercise of GlobalSantaFe Participants' tender or exchange offer rights by management of GlobalSantaFe Corporation, the Company and others shall be permitted. The Committee shall notify GlobalSantaFe Participants of each occasion for the exercise of voting rights or rights with respect to a tender offer or exchange offer within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to shareholders by GlobalSantaFe Corporation regarding the exercise of such rights. Copies of GlobalSantaFe Corporation written communications to GlobalSantaFe Participants relating to each opportunity for GlobalSantaFe Participants' exercise of rights under this Section 8.5 shall be promptly furnished to the Trustee. The instructions received by the Trustee from GlobalSantaFe Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Committee or officers or employees of the Company or its Affiliates.

        8.6 Limitations on Insiders: The Committee may impose such restrictions or conditions as it may deem appropriate on investment in the GlobalSantaFe Stock Fund or withdrawals therefrom by Participants who are subject to the restrictions on short-swing trading imposed by Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        8.7 Compliance with Exchange Act Rule 10(b)(18): At any time that the Trustee makes open market purchases of GlobalSantaFe Stock, the Trustee will either (i) be an "agent independent of the issuer" as that term is defined in Rule 10(b)(18) promulgated pursuant to the Exchange Act or (ii) make such open market purchases in accordance with the provisions, and subject to the restrictions, of Rule 10(b)(18) of the Exchange Act.

        8.8 Benefits Paid Solely from Trust Fund: All of the benefits provided to be paid under Article VI hereof shall be paid by the Trustee out of the Trust Fund to be administered under such Trust Agreement. No fiduciary shall be responsible or liable in any manner for payment of any such benefits, and all Participants hereunder shall look solely to such Trust Fund and to the adequacy thereof for the payment of any such benefits of any nature or kind which may at any time be payable hereunder.

        8.9 Authority to Designate Investment Manager: The Benefits Executive Committee may appoint an Investment Manager or Managers to manage (including the power to acquire and dispose of) any assets of the Trust Fund in accordance with the terms of the Trust Agreement and ERISA.

                                   ARTICLE IX

                         ADOPTION OF PLAN BY AFFILIATES;
                     SEPARATION OF THE TRUST FUND; AMENDMENT
                        AND TERMINATION OF THE PLAN; AND
                DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND

        9.1 Adoption of Plan by Affiliates: Each Affiliate of the Company shall be considered an Employer, and shall remain an Employer, under this Plan upon its employment of an Employee who would otherwise be eligible to participate in the Plan under Section 3.11 if the Affiliate was considered an Employer; provided, however, that an Affiliate shall not be an Employer if:

                (a) The Affiliate is specifically excluded from coverage either through termination of this Plan or by action of the Board of Directors of the Company or the Affiliate; or,

                (b) The Affiliate becomes an Affiliate after the Effective Date as a result of a transaction involving a transfer of ownership interest in an entity, and no action has been taken by the Affiliate or the Company that specifically contemplates that the Affiliate shall become an Employer in this Plan.

By its participation in the Plan, each Affiliate acknowledges the appointment and authority of the Benefits Administrative Committee as Administrator and agrees to the Plan's terms, including, but not limited to, an Employer's funding obligations to the Plan. By its participation in the Plan, any such Affiliate also authorizes and designates the Company and the Benefits Administrative Committee as the Affiliate's agents to act in all transactions affecting the continued operation of the Plan.

        9.2 Effect of Adoption: The following special provisions shall apply to all Employers:

                (a) An Employee shall be considered in Service while employed simultaneously or successively by one or more Employers or Affiliates.

                (b) The transfer of an Employee from one Employer or Affiliate to another Employer or Affiliate shall not be deemed a termination of Service.

        9.3 Separation of the Trust Fund: A separation of the Trust Fund as to the interest therein of the Participants who are Employees of any particular Employer may be made by an Employer at any time. In such event, the Trustee shall set apart that portion of the Trust Fund which shall be allocated to such Participants pursuant to a valuation and allocation of the Trust Fund made in accordance with the procedures set forth in Sections 5.2 and 5.4 hereof but as of the date when such separation of the Trust Fund shall be effective. Such portion may in the Trustee's discretion be set apart in cash or in kind out of the properties of the Trust Fund. That portion of the Trust Fund so set apart shall continue to be held by the Trustee as though such Employer had entered into the Trust Agreement as a separate Trust Agreement with the Trustee. Such Employer may in such event designate a new Trustee of its selection to act as Trustee under the Trust Agreement. Such Employer shall thereupon be deemed to have adopted the Plan as its own separate Plan, and shall subsequently have all such powers of amendment or modification of the Plan as are reserved herein to the Company. Following such separation, such Employer shall cease to be an "Employer" for purposes of participation in this Plan.

        9.4 Voluntary Separation: If any Employer shall desire to separate its interest in the Trust Fund, it may request such a separation in a notice in writing to the Company and the Trustee. Such separation shall then be made as of any specified date after service of such notice, and such separation shall be accomplished in the manner set forth in Section 9.3 above.

        9.5 Amendment of the Plan: The Company, by action of the Board of Directors of the Company or the Benefits Executive Committee, shall have the right to amend or modify this Plan and (with the consent of the Trustee) the Trust Agreement at any time and from time to time to any extent deemed advisable; provided such amendment(s) is adopted at either a regular or special meeting of, or by unanimous written consent of, the Board of Directors of the Company or the Benefits Executive Committee, as applicable. Any such amendment or modification shall be set out in an instrument in writing and executed with equal formality as this Plan. No such amendment or modification shall, however, increase the duties or responsibilities of the Trustee without its consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Fund, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No amendment shall decrease the Account of any Participant. Notwithstanding anything herein to the contrary, the Plan or the Trust Agreement may be amended in such manner as may be required at any time to make it conform to the requirements of the Internal Revenue Code of 1986, as amended, or of any United States statutes with respect to employees' trusts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Participant or his or her Beneficiary under the Plan.

        9.6     Acceptance or Rejection of Amendment by Employers: Each
Employer will be deemed to have consented to each amendment to the Plan made pursuant to Section 9.5 unless it notifies the Company and the Trustee in writing within thirty (30) days after the effective date of such amendment that is does not consent thereto, and requests a separation of its interest in the Trust Fund in accordance with the provisions of Section 9.3, as of the first day of the month following such written notification to the Company and the Trustee; notwithstanding the foregoing, an Employer will be deemed to have consented to each amendment to the Plan upon such Employer's submission of information or contributions to the Plan and/or Trust Fund pursuant to the terms of the Plan, as amended.

        9.7 Termination of the Plan: The Company assumes no obligation to continue this Plan in effect and reserves the right at any time, and in its sole and absolute discretion, by action of the Board of Directors of the Company, to terminate this Plan in whole or part. A termination of the Plan as to any particular Employer (and only as to any such particular Employer) shall occur under the following circumstances:

                (a) The Plan may be terminated by the delivery to the Trustee of an instrument in writing approved and authorized by the Board of Directors of such

        Employer. In such event, termination of the Plan shall be effective as of any subsequent day specified in such instrument.

                (b) Partial termination of the Plan shall occur under circumstances set forth in Code Regulation Section 1.411(d)-2(b).

                (c) The Plan shall terminate with respect to any Employer effective at the expiration of sixty (60) days following the merger, dissolution, or complete liquidation of the Employer, unless within such time a successor organization approved by the Company shall deliver to the Trustee a written instrument certifying that such organization (i) has become the employer of more than fifty percent (50%) of those Employees of such Employer who are then Participants under this Plan and
        (ii) has adopted the Plan as to its Employees.

        9.8 Liquidation and Distribution of Trust Fund upon Termination: In the event a termination of the Plan in respect of any Employer shall occur, a separation of the Trust Fund in respect of the Participants of such Employer shall be made as of the effective date of such termination of the Plan in accordance with the procedure set forth in Section 9.3 hereof. Following separation of the Trust Fund in respect of the Participants of any Employer as to whom the Plan has been terminated, the properties of the Trust Fund so set apart shall be reduced to cash as soon as may be expeditious under the circumstances. Any administrative costs or expenses incurred incident to the final liquidation of such separate Trust Funds shall be paid by the Employer, except that in the case of bankruptcy or insolvency of such Employer any such costs shall be charged against the Trust Fund. Following such reduction of such Trust Fund to cash, the Accounts of the Participants shall then be valued as provided in Article V and shall be fully vested, whereupon, to the extent allowed by law, each such Participant shall receive the entire amount of cash in his or her Account.

        9.9 Effect of Termination or Discontinuance of Contributions: If any Employer shall completely discontinue its Contributions to the Trust Fund or suspend its Contributions to the Trust Fund under such circumstances as to constitute a complete discontinuance of Contributions within the purview of the reasoning of U.S. Treasury Regulations Seciton 1.401-6(c), then throughout any such period of discontinuance of Contributions by an Employer all other provisions of the Plan shall continue in full force and effect with respect to such Employer other than the provisions for Contributions by such Employer.

        9.10 Merger of Plan with Another Plan: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

                (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

                (b) Resolutions of the Board of Directors of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

                (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

        10.1 Terms of Employment: The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between any Employer and any Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge an Employee at any time, nor shall it be deemed to give to an Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee's right to terminate his or her employment at any time.

        10.2 Controlling Law: This Plan shall be construed, regulated and administered under the laws of the State of Texas.

        10.3 Invalidity of Particular Provisions: In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.

        10.4 Non-alienability of Rights of Participants: Except with respect to loans made pursuant to Section 6.8 hereunder and, effective as of August 5, 1997, except with respect to certain judgments and settlements pursuant to
Section 401(a)(13) of the Code, no interest, right or claim in or to any part of the Trust Fund or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except to the extent required by law. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code. If the Committee receives a qualified domestic relations order with respect to a Participant, the Committee may authorize the immediate distribution of the amount assigned to the Participant's former spouse, to the extent permitted by law, from the Participant's Accounts.

        10.5 Payments in Satisfaction of Claims of Participants: Any payment or distribution to any Participant or his or her legal representative or any Beneficiary in accordance with the provisions of this Plan shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Trustee and the Employer. The Trustee may require that any distributee execute and deliver to the Trustee a receipt and a full and complete release as a condition precedent to any payment or distribution under the Plan.

        10.6 Impossibility of Diversion of Trust Fund: Notwithstanding any provision herein to the contrary, no part of the corpus or the Income of the Trust Fund shall ever be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or for the payment of expenses of the Plan. No part of the Trust Fund shall ever directly or indirectly revert to the Employer, except as provided in Section 4.5 hereof.

        10.7 Unclaimed Benefits: If at, after or during the time when a benefit hereunder is payable to any Participant, Beneficiary or other distributee, the Committee, upon request of the Trustee or at its own instance, shall mail by registered or certified mail to such distributee, at his or her last known address, a written demand for his or her present address or for satisfactory evidence of his or her continued life, or both, and if such distributee shall fail to furnish the same to the Committee within two (2) years from mailing of such demand, then the Committee may, in its sole discretion, determine that such Participant, Beneficiary or other distributee has forfeited his or her right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with no surviving Beneficiary) has occurred on the later of the date of the last payment made thereon, or the date such Participant, Beneficiary or other distributee first became entitled to receive benefit payments; provided, however, that such forfeited benefit shall be reinstated if a claim for the same is made by the Participant, Beneficiary or other distributee at any time thereafter. Such reinstatement shall be made by a mandatory Contribution by the Company, allocated solely to such reinstatement. Any benefit forfeited under this Section shall be used to reduce Employer Contributions.

                                   ARTICLE XI

                           TOP-HEAVY PLAN REQUIREMENTS

        11.1 General Rule: For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section 11.6, and despite any other provisions of this Plan to the contrary, this Plan shall be subject to the provisions of this
Article XI.

        11.2 Minimum Contribution Provisions: Each Participant who (i) is a Non-Key Employee, as defined in Section 11.6 and (ii) is employed on the last day of the Plan Year (regardless of whether the Participant has completed one thousand (1,000) Hours of Service during the Plan Year) will be entitled to have contributions and forfeitures (if applicable) allocated to his or her Account of not less than three percent (3%) (the "Minimum Contribution Percentage") of the Participant's Compensation. This Minimum Contribution Percentage shall be provided without taking Pre-Tax Contributions into Account. A Non-Key Employee may not fail to receive a Minimum Contribution Percentage because of a failure to receive a specified minimum amount of compensation or a failure to make mandatory employee or elective contributions. This Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which contributions (including forfeitures if applicable) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee will be determined by dividing the contributions (including forfeitures if applicable) made for such Key Employee by his or her total compensation (as defined in Section 415 of the Code) not in excess of $200,000 for the Plan Year.

                Such amount will be adjusted in the same manner as the amount set forth in Section 11.3 below.

                Contributions considered under the first paragraph of this
Section 11.2 will include Employer contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 11.6 below), but will not include Employer contributions under any plan required to be included in such aggregation group if the plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions in favor of employees who are officers, shareholders, or highly compensated or prescribing the minimum participation standards. If the highest rate allocated to a Key Employee for a year in which the Plan is top-heavy is less than three percent (3%), amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of Key Employees.

                Contributions considered under this Section will not include any contributions under the Social Security Act or any other federal or state law. The Employer Contributions shall be taken into consideration for purposes of satisfying the Minimum Contribution Percentage. Any Employer Contribution used to satisfy the Minimum Contribution Percentage shall also be treated as Matching Contributions or Non-Resident Matching Contributions, as applicable, for the purposes of the actual contribution percentage test and other requirements of
Section 401(k) of the Code.

        11.3 Limitation on Compensation: Annual Participant Compensation taken into account under this Article XI and under Articles IV and V, for purposes of computing benefits under this Plan, will not exceed the amount set forth in Section 401(a)(17)(A) of the Code. Such amount will be adjusted automatically for each Plan Year to the amount prescribed by Section 401(a)(17)(B) of the Code for the calendar year in which such Plan Year commences.

        11.4 Coordination with Other Plans: If another defined contribution or defined benefit plan maintained by the Company, other Employer or an Affiliate (hereinafter in this Article collectively referred to as a "Considered Company") provides contributions or benefits on behalf of a Participant in this Plan, the other plan will be treated as a part of this Plan pursuant to applicable principles prescribed by U.S. Treasury Regulations or applicable IRS rulings (such as Revenue Ruling 81-202 or any successor ruling) to determine whether this Plan satisfies the requirements of Sections 11.2 and 11.3 and to avoid inappropriate omissions or inappropriate duplication of minimum contributions. The determination will be made by the Committee upon the advice of counsel.

                In the event a Participant is covered by both a top-heavy defined benefit plan and a top-heavy defined contribution plan, a comparability analysis (as prescribed by Revenue Ruling 81-202 or any successor ruling) shall be performed in order to establish that the plans are providing benefits at least equal to the defined benefit minimum. If it becomes necessary to establish that the plans are providing benefits not less than the defined benefit minimum, the Employer or Company shall take appropriate action to cause an adjustment in either or both of benefits or contributions in order that such minimum benefits are provided.

        11.5 Distributions to Certain Key Employees: Notwithstanding any other provision of this Plan to the contrary, the entire interest in this Plan of each Participant who is a Key Employee, by reason of clause (ii) of subparagraph (c) of Section 11.6 (determined with respect to the calendar year in which the Participant attains age seventy and one-half (70 1/2)) shall commence to be distributed to such Participant not later than the April 1 following such calendar year.

        11.6 Determination of Top-Heavy Status: The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the Accounts under the Plan (determined as of the Valuation Date) for Participants (including former Participants) who are Key Employees exceeds sixty percent (60%) of the aggregate of the Accounts of all Participants, excluding former Key Employees, or if this Plan is required to be in an Aggregation Group, any such Plan Year in which such Group is a Top-Heavy Group. In determining Top-Heavy status, if an individual has not been credited with at least one (1) Hour of Service with any Considered Company at any time during the one (1) year period ending on the Determination Date, any accrued benefit for such individual and the aggregate Accounts of such individual shall not be taken into account.

                For purposes of this Section, the capitalized words have the following meanings:

                (a) "Aggregation Group" means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated. The group of plans required to be aggregated (the "required aggregation group") includes:

                        (i) Each plan of a Considered Company in which a Key Employee is a participant in the Plan Year containing the Determination Date, and

                        (ii) Each other plan, including collectively bargained plans, of a Considered Company which, during this period, enables a plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) or 410 of the Code.

        The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of a Considered Company that is not part of the required aggregation group and that the Considered Company certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                (b) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year. However, for the first Plan Year of this Plan, Determination Date means the last day of that Plan Year.

                (c) "Key Employee" means any Employee or former Employee under this Plan who, at any time during the Plan Year in question or during the Plan Year, is or was one of the following:

                        (i) An officer of a Considered Company having an annual compensation greater than $130,000, as adjusted under
                Section 416(i)(1)(A) of the Code. Whether an individual is an officer shall be determined by the Considered Company on the basis of all the facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers considered to be Key Employees will be no more than the fewer of:

                                (A)     Fifty (50) Employees; or

                                (B) Ten percent (10%) of the Employees or, if greater than ten percent (10%), three (3) Employees.

                For this purpose, the highest-paid officers shall be selected.

                        (ii) Any person who owns (or is considered as owning, within the meaning of the constructive ownership rules of

                Section 416(i)(1)(B) of the Code) more than five percent (5%) of the outstanding stock of a Considered Company or stock possessing more than five percent (5%) of the combined voting power of all stock of the Considered Company.

                        (iii) Any person who has an annual compensation from the Considered Company of more than $150,000 and who owns (or is considered as owning within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) more than one percent (1%) of the outstanding stock of the Considered Company or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Considered Company.

        For purposes of this subsection (c), compensation means all items includible as compensation for purposes of applying the limitations on annual additions to a Participant account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under Treasury Regulation Section 1.415-2(d). For purposes of this subsection
        (c), a Beneficiary of a Key Employee shall be treated as a Key Employee. For purposes of parts (ii) and (iii), each Considered Company is treated separately in determining ownership percentages; but all such Considered Companies shall be considered a single employer in determining the amount of compensation.

                (d) "Non-Key Employee" means any Employee (and any Beneficiary of an Employee) who is not a Key Employee.

                (e) "Top-Heavy Group" means the Aggregation Group if, as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds sixty percent (60%) of the sum of the present value of the cumulative accrued benefits for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined benefit plans plus the aggregate accounts for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined contribution plans. In determining Top-Heavy status, if an individual has not performed one (1) Hour of Service for any Considered Company at any time during the one (1) year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

        In determining whether this Plan constitutes a Top-Heavy Plan, the Committee (or its agent) will make the following adjustments:

                (f) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits (for this purpose using the actuarial assumptions set forth in the applicable plan) or Account Balance. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

                (g) In determining the present value of the cumulative accrued benefit or the amount of the account of any employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the one (1) year period (five (5) years for in-service distributions) ending on the Determination Date unless reflected in the value of the accrued benefit or Account Balance as of the most recent Valuation Date. The amounts will include distributions to employees representing the entire amount credited to their accounts under the applicable plan.

                (h) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

                        (i) If the rollover contribution (or similar transfer) is initiated by the employee and made to or from a plan maintained by another Considered Company, the plan providing the distribution shall include such distribution in the present value of such account; the plan accepting the distribution shall not include such distribution in the present value of such account unless the plan accepted it after December 31, 1983.

                        (ii) If the rollover contribution (or similar transfer) is either not initiated by the employee or made from a plan maintained by another Considered Company, the plan accepting the distribution shall include such distribution in the present value of such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value of such account.

                (i) In any case where an individual is a Non-Key Employee with respect to an applicable plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such employee will be altogether disregarded.

                (j) "Valuation Date" means, for purposes of determining the present value of an accrued benefit as of the Determination Date, the date determined as of the most recent Valuation Date which is within a twelve (12) month period ending on the Determination Date. For the first Plan Year of a plan, the accrued benefit for a current employee shall be determined either (i) as if the individual terminated service as of the Determination Date, or
        (ii) as if the individual terminated service as of the Valuation Date, but taking into account the estimated accrued benefit as of the Determination Date. The Valuation Date shall be determined in accordance with the principles set forth in Q. & A. T-25 of Treasury Regulations Seciton 1.416-1.

                (k) For purposes of this Article, "Compensation" shall have the meaning given to it in Section 5.3(c)(vi) of the Plan.

        11.7    Modification of Top-Heavy Rules: The requirements of this
Article XI shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferral arrangement that meets the "safe harbor" requirements of Code Section 401(k)(12) and Code Section 401(m)(11).

                                   ARTICLE XII

                            TESTING OF CONTRIBUTIONS

        12.1 Definitions: For purposes of this Article XII, the capitalized words have the following meanings:

                (a) "After-Tax Contributions" shall mean After-Tax Contributions made by Participants other than Non-Resident Participants.

                (b) "Compensation" shall mean the Employee's compensation as defined in either Treasury Regulation Section 1.414(s)-1 and as provided in the definition of Compensation provided in Section 1.17 of the Plan. Such Compensation shall be limited to the amount set forth in Section 401(a)(17)(A) of the Code, as adjusted by the Secretary of the Treasury or his or her delegate in the manner permitted by Section 401(a)(17)(B) of the Code.

                (c) "Employer Contributions" shall mean Employer Matching Contributions.

                (d) "Highly Compensated Employee" shall mean any Employee and any employee of an Affiliate who is a highly compensated employee under Section 414(q) of the Code, including any Employee and any employee of an Affiliate who,

                        (i) was a 5% owner during the current Plan Year or prior Plan Year; or

                        (ii) received Compensation during the prior Plan Year (as defined in Section 5.3(c)(vi) in excess of $85,000 or such other dollar amount as may be prescribed by the Secretary of the Treasury or his or her/her delegate.

                In determining an Employee's status as a Highly Compensated Employee within the meaning of Section 414(q), the entities set forth in Treasury Regulation Section 1.414(q)-1T Q&A-6(a)(1) through (4) must be taken into account as a single employer.

                A former Employee shall be treated as a Highly Compensated Employee if (1) such former Employee was a Highly Compensated Employee when he or she separated from Service, or (2) such former Employee was a Highly Compensated Employee in Service at any time after attaining age fifty-five (55). Any former Employee who separated from Service before January 1, 1987 will be treated as a Highly Compensated Employee only if the former Employee was a five percent (5%) owner or received Compensation (as defined in Section 5.3(c)(vi)) in excess of $50,000 during (i) the Employee's separation year (or the year preceding such separation year) or (ii) any year ending on or after the former Employee's fifty-fifth (55th) birthday (or the last year ending before his or her fifty-fifth (55th) birthday).

                (e)     "Pre-Tax Contributions" shall mean Pre-Tax
        Contributions.

        12.2 Actual Deferral Percentage: The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                (a) The amount of Pre-Tax Contributions actually paid to the Plan on behalf of each such Employee for such Plan Year which relate to Compensation that either would have been received by the Employee in such Plan Year (but for the deferral election) or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within two and one-half (2 1/2) months after the close of the Plan Year (but for the deferral election), over

                (b) The Employee's Compensation for such Plan Year, but limited to Compensation attributable to the portion of the Plan Year in which such Employee was eligible to participate in the Plan.

The individual ratios and Actual Deferral Percentages shall be calculated to the nearest one-hundredth (1/100) of one percent (1%) of an Employee's Compensation.

                Effective January 1, 1997, the Plan shall use the Actual Deferral Percentage for Participants who are Highly Compensated Employees for the current Plan Year and the Actual Deferral Percentage for Participants who are non-Highly Compensated Employees for the current Plan Year in performing the nondiscrimination testing required under this Article for the current Plan Year.

        12.3 Actual Deferral Percentage Limits: The Actual Deferral Percentage for the eligible Highly Compensated Employees for any Plan Year shall not exceed the greater of (a) or (b), as follows:

                (a) The Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times 1.25, or

                (b) The lesser of (i) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times 2.0 or (ii) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees plus two (2) percentage points.

                The Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have deferred contributions allocated to his or her account under one (1) or more plans described in Section 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan. For purposes of determining whether the Actual Deferral Percentage limits of Section 12.3 are satisfied, all Pre-Tax Contributions that are made under two (2) or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two (2) or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

        12.4 Reduction of Pre-Tax Contribution Rates by Leveling Method: If on the basis of the Pre-Tax Contribution rates elected by Participants for any Plan Year, the Committee determines, in its sole discretion, that neither of the tests contained in (a) or (b) of Section 12.3 will be satisfied, the Committee may reduce the Pre-Tax Contribution rate of any Participant who is among the eligible Highly Compensated Employees to the extent necessary to reduce the overall Actual Deferral Percentage for eligible Highly Compensated Employees to a level which will satisfy either (a) or (b) of Section 12.3. The reductions in Pre-Tax Contribution rates shall be made in a manner so that the Actual Deferral Percentage of the affected Participants who elected the highest Actual Deferral Percentage shall be first lowered to the level of the affected Participants who elected the next to the highest Actual Deferral Percentage. If further overall reductions are required to achieve compliance with (a) or (b) of Section 12.3, both of the above-described groups of Participants will be lowered to the level of Participants with the next highest Actual Deferral Percentage, and so on, until sufficient total reductions in Pre-Tax Contribution rates have occurred to achieve compliance with (a) or (b) of Section 12.3. To the extent practicable, the Committee may prospectively limit a Participant's Pre-Tax Contribution rate for the remainder of any Plan Year in which the Committee determines, based on the Pre-Tax Contribution rates elected by such Participants, that neither of the tests contained in Section 12.3 will be satisfied, and such Participant may elect to receive a distribution as of the end of the Plan Year of any such excess Pre-Tax Contributions.

        12.5 Increase in Pre-Tax Contribution Rates: If a Participant's Pre-Tax Contribution rate is reduced below the level necessary to satisfy either
(a) or (b) of Section 12.3 for the Plan Year, such Participant may be eligible to increase his or her Pre-Tax Contribution rate for the remainder of the Plan Year to a level not in excess of that level which will satisfy the greater of
(a) or (b) of Section 12.3. Such an increase in the Pre-Tax Contribution rate shall be made by Participants on a uniform and non-discriminatory basis, pursuant to such rules and procedures as the Committee may prescribe.

        12.6 Excess Pre-Tax Contributions: As soon as possible following the end of the Plan Year, the Committee shall determine whether either of the tests contained in Section 12.3 were satisfied as of the end of the Plan Year, and any excess Pre-Tax Contributions, plus any income and minus any loss attributable thereto, of those Participants who are among the Highly Compensated Employees shall be distributed to such Participants. Such income shall include the allocable gain or loss for (i) the Plan Year and (ii) the period between the end of the Plan Year and the date of distribution.

                The total amount of Excess Pre-Tax Contributions which must be distributed from the accounts of Highly Compensated Employees will be determined using the ratio leveling method, whereby, the Actual Deferral Percentage of such Participants who have the highest Actual Deferral Percentage under Section 12.2 shall be first lowered to the level of such Participants with the next to the highest Actual Deferral Percentage. If further overall reductions are required to achieve compliance with Section 12.3(a) or (b), both of the above-described

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

groups of Participants will be lowered to the level of Participants with the next highest Actual Deferral Percentage, and so on, until sufficient total reductions have occurred to achieve compliance with Section 12.3(a) or (b). For each Participant who is a Highly Compensated Employee, the amount of Excess Pre-Tax Contributions is equal to the total Pre-Tax Contributions made on behalf of the Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Participant's Actual Deferral Percentage (determined after application of this paragraph) by his Compensation used in determining such ratio. The total amount of Excess Pre-Tax Contributions is equal to the sum of the Excess Pre-Tax Contributions as determined above for each individual Highly Compensated Employee whose Actual Deferral Percentage was lowered in order to satisfy the Average Actual Deferral Percentage requirements of Section 12.3(a) or (b).

                Distribution of the excess Pre-Tax Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each of such Employees. Excess Pre-Tax Contributions will be distributed according to the following procedures:

                (a) The dollar amount of excess Pre-Tax Contributions is computed for each affected Highly Compensated Employee in accordance with the provisions of this Section 12.6 as in effect immediately prior to January 1, 1997.

                (b) The excess Pre-Tax Contributions are distributed in the following manner:

                        (i) reduce the applicable contributions of the Highly Compensated Employees beginning with the Highly Compensated Employee with the highest dollar amount, to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of contributions;

                        (ii) this amount will be distributed to the Highly Compensated Employee with the highest dollar amount.

                (c) Repeat the procedure outlined in step (b) above until total excess Pre-Tax Contributions are distributed.

        If these distributions are made, the Actual Deferral Percentage is treated as meeting the nondiscrimination test of Section 401(k)(3) of the Code regardless of whether the Actual Deferral Percentage, if recalculated after distributions, would satisfy Section 401(k)(3) of the Code. The above procedures are used for purposes of recharacterizing excess Pre-Tax Contributions under Section 401(k)(8)(A)(ii) of the Code. For purposes of Section 401(m)(9) of the Code, if a corrective distribution of excess Pre-Tax Contributions has been made, or a recharacterization has occurred, the Actual Deferral Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(k)(3) of the Code.

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

                The income or loss attributable to the Participant's excess Pre-Tax Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Pre-Tax Contribution Account balance for the Plan Year by a fraction, the numerator of which is the excess Pre-Tax Contribution and the denominator of which is the Participant's total Pre-Tax Contribution Account balance. Unless the Committee elects otherwise, the income or loss attributable to the Participant's excess Pre-Tax Contributions for the period between the end of the Plan Year and the date of distribution shall be determined using the safe harbor method set forth in Treasury Regulations to Section 401(k) of the Code, and shall be equal to ten percent (10%) of the allocable income or loss for the Plan Year, calculated as set forth immediately above, multiplied by the number of calendar months that have elapsed since the end of such Plan Year. A calendar month shall be deemed to have elapsed and shall be counted as a full month for this purpose if the distribution of excess Pre-Tax Contributions is made after the fifteenth (15th) day of that month; otherwise such distribution shall be treated as having been made on the last day of the preceding month. Excess Pre-Tax Contributions shall be treated as Annual Additions under Section 5.3 of the Plan.

        12.7 Contribution Percentage: The Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                (a) The total of the Employer Contributions and After-Tax Contributions (the "Aggregate Contributions") paid under the Plan on behalf of each Employee for such Plan Year which are made on account of the Employee's Contributions for the Plan Year, are allocated to the Employee's corresponding Account during such Plan Year and are paid to the Trust no later than the end of the next following Plan Year, to

                (b) The Employee's Compensation for such Plan Year, but limited to Compensation attributable to the portion of the Plan Year in which such Employee was eligible to participate in the Plan.

                To the extent permitted by the Code and applicable regulations, the Employer may elect to take into account, in computing the Contribution Percentage, pre-tax contributions and after-tax contributions made under this Plan or any other plan of the Employer. A Participant's Contribution Percentage shall be determined after determining the Participant's Excess Deferrals, if any, pursuant to Section 4.2, and after determining the Participant's excess Pre-Tax Contributions pursuant to Section 12.6.

                Effective January 1, 1997, the Plan shall use the Contribution Percentage for Participants who are Highly Compensated Employees for the current Plan Year and the Contribution Percentage for Participants who are non-Highly Compensated Employees for the current Plan Year in performing the non-discrimination testing required under this Article for the current Plan Year.

        12.8 Contribution Percentage Limits: The Contribution Percentage for the eligible Employees for any Plan Year who are Highly Compensated Employees shall not exceed the greater of (a) or (b), as follows:

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

                (a) The Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 1.25, or

                (b) The lesser of (i) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 2.0 or
        (ii) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees plus two (2) percentage points.

                The Contribution Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have matching employer contributions made on his or her behalf or to make after-tax contributions under one or more plans described in Section 401(a) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan.

                In the event that this Plan must be combined with one or more other plans in order to satisfy the requirements of Code Section 410(b), then the Contribution Percentage shall be determined as if all such plans were a single plan.

        12.9 Treatment of Excess Aggregate Contributions: If neither of the tests described in (a) or (b) of Section 12.8 are satisfied, the excess Aggregate Contributions, plus any income and minus any loss attributable thereto, shall be forfeited, or if not forfeitable, shall be distributed no later than the last day of the Plan Year following the Plan Year in which such excess Aggregate Contributions were made. Such income shall include the allocable gain or loss for (i) the Plan Year and (ii) the period between the end of the Plan Year and the date of distribution. The income or loss attributable to the Participant's excess Aggregate Contributions for the Plan Year shall be determined by multiplying the aggregate income or loss attributable to the Participant's Employer Contribution Account and After-Tax Account for the Plan Year by a fraction, the numerator of which is the excess Aggregate Contribution, and the denominator of which is the aggregate total of the Participant's Employer Contribution Account balance and After-Tax Account balance. Unless the Committee elects otherwise, the income or loss attributable to the Participant's excess Aggregate Contributions for the period between the end of the Plan Year and the date of distribution shall be determined using the safe harbor method set forth in Treasury Regulations to Code Section 401(m), and shall be equal to ten percent (10%) of the allocable income or loss for the Plan Year (as calculated immediately above) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. A calendar month shall be deemed to have elapsed and a full month shall be counted for this purpose if the distribution of excess Aggregate Contributions is made after the fifteenth
(15th) day of that month; otherwise such distribution shall be treated as having been made on the last day of the preceding month. Excess Aggregate Contributions shall be treated as Annual Additions under Section 5.3 of the Plan.

                The total amount of excess Aggregate Contributions which must be distributed from the accounts of Highly Compensated Employees will be determined using the ratio leveling method, whereby, the Contribution Percentage of such Participants who have the highest actual contribution ratio under Section 12.7 shall be first lowered to the level of such Participants with the next to the highest actual contribution ratio under Section 12.7. If further overall reductions are required to achieve compliance with (a) or (b) of Section 12.8, both of the above-described

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

described groups of Participants will be lowered to the level of Participants with the next highest actual contribution ration under Section 12.7, and so on, until sufficient total reductions have occurred to achieve compliance with (a) or (b) of Section 12.8. For each Participant who is a Highly Compensated Employee, the amount of excess Aggregate Contributions is equal to the total Employer Contributions on behalf of the Participant (determined prior to the application this paragraph) minus the amount determined by multiplying the Participant's actual contribution ratio (determined after application of this paragraph) by his Compensation used in determining such ratio. The individual ratios and Contribution Percentages shall be calculated to the nearest one-hundredth (1/100) of one percent (1%) of the Employee's Compensation as such term is used in paragraph (b) of Section 12.7

                Effective January 1, 1997, any distribution of the excess Aggregate Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions on behalf, or by, each such Employee. Forfeitures of excess Aggregate Contributions may not be allocated to Participants whose contributions are reduced under this paragraph. Excess Aggregate Contributions will be distributed according to the following procedures:

                (a) The dollar amount of excess Aggregate Contributions is computed for each affected Highly Compensated Employee in accordance with the provisions of this Section 12.9 as in effect immediately prior to January 1, 1997.

                (b) The excess Aggregate Contributions are distributed in the following manner:

                        (i) reduce the applicable contributions of the Highly Compensated Employees beginning with the Highly Compensated Employee with the highest dollar amount, to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of contributions;

                        (ii) this amount will be distributed to the Highly Compensated Employee with the highest dollar amount.

                (c) Repeat the procedure outlined in step (b) above until total excess Aggregate Contributions are distributed.

                If these distributions are made, the Contribution Percentage is treated as meeting the nondiscrimination test of Section 401(m)(2) of the Code regardless of whether the Contribution Percentage, if recalculated after distributions would satisfy
                Section 401(m)(2) of the Code. For purposes of Section 401(m)(9) of the Code, if a corrective distribution of excess Aggregate Contributions has been made, the Contribution Percentage for Highly Compensated Employees is deemed to be the largest amount under Section 401(m)(2) of the Code.

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

        12.10 Safe Harbor Provisions: The foregoing notwithstanding, the testing provisions of this Article XII with respect to Pre-Tax Contributions and Employer Contributions shall not be applicable for Plan Years for which the Plan satisfies the "safe harbor" requirements of Code Sections 401(k)(12) and 401(k)(11).


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